Exhibit 10.1

Execution Version

MARGIN LOAN AGREEMENT

dated as of January 29, 2015

among

SUNE ML 1, LLC,

as Borrower,

The Several Lenders

from Time to Time Party Hereto,

DEUTSCHE BANK AG, LONDON BRANCH,

as Administrative Agent, Calculation Agent and a Lender

$410,000,000 Secured Credit Facility

i

APPENDICES:	A	Commitments
	B	Notice Addresses

EXHIBITS:	A	Notice of Borrowing
	B	[Reserved]
	C	[Reserved]

D	Assignment and Assumption Agreement
E-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-2	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
E-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
E-4	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
F-1	Secretary’s Certificate
F-2	Officer’s Certificate
G	Security Agreement
H	Collateral Account Control Agreement
I	Parent Guaranty
J	Notice of Assignment of Registration Rights
K	Issuer Acknowledgment

MARGIN LOAN AGREEMENT

This MARGIN LOAN AGREEMENT (this “Agreement”), dated as of January 29, 2015, is entered into by and among SUNE ML 1, LLC, a Delaware limited liability company (the “Borrower”), the Lenders (as defined below) party hereto from time to time, DEUTSCHE BANK AG, LONDON BRANCH, as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”), as Calculation Agent (together with its permitted successors in such capacity, the “Calculation Agent”) and as a Lender.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, the Lenders have agreed to extend to the Borrower Loans in an aggregate principal amount not to exceed $410,000,000; and

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting a First Priority Lien on the Collateral pursuant to the Colateral Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals and exhibits hereto, shall have the following meanings:

“Acquisition Percentage” has the meaning as otherwise agreed among the parties hereto.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Adverse Proceeding” means, with respect to any Person, any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of such Person) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of such Person, threatened against such Person or any property or assets of such Person.

“Affected Lender” has the meaning specified in Section 2.12(a).

“Affected Loans” has the meaning specified in Section 2.12(a).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.

“Agent” means each of the Administrative Agent and the Calculation Agent.

“Aggregate Amounts Due” has the meaning specified in Section 2.11.

“Agreement” has the meaning specified in the preamble.

“Applicable Lender” means (i) any Lender that has, or purports to have, control (other than control by virtue of another Lender acting as its agent for perfection) over any portion of the Collateral pursuant to a Collateral Account Control Agreement, and, (ii) in the case of Goldman Sachs Lending Partners LLC, for so long as Goldman Sachs Lending Partners LLC is a Lender, each of Goldman Sachs Lending Partners LLC and Goldman, Sachs & Co., as its agent, to the extent that Goldman, Sachs & Co. has, or purports to have, control over any portion of the Collateral pursuant to a Collateral Account Control Agreement (other than control by virtue of another Lender acting as its agent for perfection); provided that, for avoidance of doubt, where the context may otherwise require with respect to Goldman, Sachs & Co. and Goldman Sachs Lending Partners LLC, (A) references in this Agreement or any other Credit Document to an Applicable Lender’s “Pro Rata Share” or to the “Obligations” owing to an “Applicable Lender”, shall constitute a reference to the Pro Rata Share of, and the Obligations owing to, Goldman Sachs Lending Partners LLC and (B) references to the rights and remedies of (or the exercise thereof by) an “Applicable Lender” with respect to the Liens granted on any Collateral to Goldman, Sachs & Co. shall constitute a reference to Goldman, Sachs & Co.

“Applicable Margin” means the percentage, per annum, identified as the “Applicable Margin” for the Loans, as set forth as otherwise agreed among the parties hereto.

“Applicable Prepayment Premium” has the meaning as otherwise agreed among the parties hereto.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that the Borrower provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein that is distributed to the Agents or to the Lenders by means of electronic communications pursuant to Section 9.1(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent, which Assignment and Assumption Agreement shall include the Purchaser Representations.

“Assignment Effective Date” has the meaning specified in Section 9.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), managing director, chief financial officer or treasurer of (a) a corporation, (b) a limited partnership, (c) the general partner of a limited partnership or (d) a limited liability company or the managing member thereof; provided that the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning as otherwise agreed to by the parties hereto.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Change of Control” means the Parent ceasing to beneficially own and control directly or indirectly 100% on a fully diluted basis of the voting and economic Equity Interests of the Borrower.

“Business Day” means (i) any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR or any Eurodollar Rate Loans, the term “Business Day” shall mean any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Calculation Agent” has the meaning specified in the preamble hereto. All calculations and determinations hereunder or in connection with the transactions contemplated hereby or as otherwise provided herein shall be made by Calculation Agent in good faith and in a commercially reasonable manner.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash Dividend Collateral” has the meaning specified in Section 2.9(c)(iii).

“Cash Equivalents” means negotiable, registered debt obligations issued by the United States Treasury Department, but excluding principal-only Treasury strips, having a remaining maturity of less than 12 months.

“Class A Shares” means the class A common stock, par value $0.01 per share, of the Issuer.

“Class B Shares” means the class B common stock, par value $0.01 per share, of the Issuer.

“Class B Units” means the class B units of Units Issuer.

“Closing Date” means the date on which all of the conditions precedent in Section 3.1 are satisfied or waived in accordance with Section 9.5 of this Agreement, which date is January 29, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the property (including the Pledged Shares, Pledged Units and Pledged IDRs) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Account Control Agreement” means each Collateral Account Control Agreement in substantially the form of Exhibit H, by and among the Borrower, the Applicable Lender party thereto and Deutsche Bank Trust Company Americas.

“Collateral Agent” has the meaning specified in the Security Agreement.

“Collateral Documents” means the Issuer Acknowledgment, the Security Agreement, each Collateral Account Control Agreement and all other instruments, documents and agreements delivered by the Borrower pursuant to this Agreement or any of the other Credit Documents in order to grant to each Applicable Lender a Lien on any property of Borrower as security for the Obligations.

“Commitment” means the commitment of a Lender to make or otherwise fund a Loan and “Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment, if any, is set forth in Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Loan Commitments is $400,000,000. Notwithstanding anything to the contrary herein, on the Closing Date no Lender’s Commitment will exceed an amount equal to the product of (i) the Margin Initial Level and (ii) the Eligible Equity Market Value as of the Closing Date (with such Eligible Equity Market Value determined (x) by reference to the number of Eligible Class B Shares and Eligible Class B Units held in the Eligible Collateral Brokerage Account of such Lender (in its capacity as an Applicable Lender), subject to a valid and perfected First Priority Lien created under the Collateral Documents of such Applicable Lender and (y) based on the Common Stock Price for the Scheduled Trading Day immediately preceding the Closing Date).

“Common Stock Price” means, on any date, the closing sale price per Class A Share reported by the Exchange as the official closing price on that date (or, if such date is not a Scheduled Trading Day, then on the immediately preceding Scheduled Trading Day); provided that, if on the relevant Scheduled Trading Day no closing sale price is reported, the Class A Shares are not listed for trading on a U.S. national or regional securities exchange or a Market Disruption Event has occurred or continued, in each case, the “Common Stock Price” for the Class A Shares will be as determined by the Calculation Agent in its commercially reasonable discretion (taking into account, among other factors the Calculation Agent deems relevant, the Common Stock Price for the most recent Scheduled Trading Day for which the Class A Shares were so listed for trading and for which no Market Disruption Event had occurred or was continuing and the number of days that have elapsed since such Scheduled Trading Day). The “Common Stock Price” prior to 4:00 pm New York City time on any date of determination that is a Scheduled Trading Day in New York City or at any time on any date of determination that is not a Scheduled Trading Day in New York City will be the “Common Stock Price” determined on the immediately preceding Scheduled Trading Day in New York City.

“Competitor” means a Person who, at the time of such Person’s designation as a competitor, is operating and actively involved in management of $500 million or more renewable energy assets or $100 million or more renewable energy revenues per annum, based on its most recent publicly available audited financial statements.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means, unless otherwise expressly specified, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Parent Guaranty and all other documents, instruments or agreements executed and delivered by Borrower for the benefit of any Agent or any Lender in connection herewith on or after the date hereof.

“DBTCA Agreement” means the Proposal for Corporate Trust Services, dated January 20, 2015 from Deutsche Bank Trust Company Americas and accepted and agreed to by the Borrower on January 29, 2015.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(i) purchases by way of assignment or transfer any Commitment or Loan;

(ii) enters into any sub-participation in respect of any Commitment or Loan; or

(iii) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of any Commitment or Loan.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“D. E. Shaw Notes” means the 3.75% Guaranteed Exchangeable Senior Secured Notes due 2020 issued by Seller Note, LLC pursuant to that certain Indenture, dated as of January 29, 2015, by and among Seller Note LLC, a Delaware limited liability company, as issuer, Parent, as guarantor, and Wilmington Trust, National Association, as trustee, exchange agent, register, paying agent and collateral agent.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law, or (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, the Calculation Agent and each Lender.

“Deutsche Bank” means Deutsche Bank AG, London Branch.

“Disqualified Lender” means (a) any Persons identified by Borrower by name as otherwise agreed among the parties hereto on or prior to the Closing Date and (b) following the Closing Date, any Competitor or any Affiliate of Competitor in each case identified by Borrower by name in a notice delivered to the Administrative Agent and each Lender requesting that such named Competitor or named Affiliate be included herein as a “Disqualified Lender” which has been consented to by the Administrative Agent and each Lender in writing (such consent not to be unreasonably withheld or delayed); provided, that the Administrative Agent and a Lender shall be deemed to have provided such consent unless it shall object thereto by written notice to the Borrower within five Business Days after having received the request therefor; provided that any identification of a Competitor or an Affiliate of a Competitor after the Closing Date shall not apply retroactively to disqualify any parties that have previously acquired an assignment or a participation in any Loan; provided, further that the Administrative Agent shall have no responsibility for monitoring compliance with any provisions of this Agreement with respect to

Disqualified Lenders. Notwithstanding the foregoing, in no event shall any debt fund, investment vehicle, regulated banking entity, a regulated broker-dealer or non-regulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans or bonds, financing of securities and/or similar extensions of credit in the ordinary course of business be a Disqualified Lender (unless identified under clause (a) above).

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“DTC” means the Depository Trust Company or any successor entity thereto.

“Eligible Assignee” means any Person (other than a natural Person) approved by the Administrative Agent that makes the Purchaser Representations; provided, that such approval shall not be unreasonably withheld; provided, further, that, none of (i) the Borrower or any Affiliate thereof, (ii) the Issuer or any Affiliate thereof, (iii) the Units Issuer or any Affiliate thereof, (iv) any Defaulting Lender or (v) any Disqualified Lender, in each case, shall be an Eligible Assignee.

“Eligible Class A Shares” means the number of Class A Shares that the Calculation Agent determines it would receive within the time period required pursuant to Article I of the Issuer Acknowledgment upon exchange of the Eligible Class B Shares and the Eligible Class B Units, which Class A Shares, immediately after giving effect to such exchange, would be (i) held in or credited to an Eligible Collateral Brokerage Account subject to a valid and perfected First Priority Lien created under the Collateral Documents of an Applicable Lender and (ii) subject to no Transfer Restrictions (other than the Existing Class A Share Restrictions and Permitted Transfer Restrictions).

“Eligible Class B Shares” means Pledged Shares (i) held in or credited to an Eligible Collateral Brokerage Account over which an Applicable Lender has a valid and perfected First Priority Lien created under the Collateral Documents, and (ii) that are not subject to Transfer Restrictions (other than the Existing Class B Share Restrictions and Permitted Transfer Restrictions).

“Eligible Class B Units” means Pledged Units (i) held in or credited to an Eligible Collateral Brokerage Account over which an Applicable Lender has a valid and perfected First Priority Lien created under the Collateral Documents, and (ii) that are not subject to Transfer Restrictions (other than the Existing Class B Unit Restrictions and Permitted Transfer Restrictions).

“Eligible Collateral Brokerage Account” shall have the meaning assigned to it in the Security Agreement.

“Eligible Equity Market Value” means, on any date, the amount equal to the product of (i) the Eligible Class A Shares on such date and (ii) the Common Stock Price on such date.

“Eligible IDRs” means Pledged IDRs (i) held in or credited to an Eligible Collateral Brokerage Account over which an Applicable Lender has a valid and perfected First Priority Lien created under the Collateral Documents, and (ii) that are not subject to Transfer Restrictions (other than the Existing IDR Restrictions and Permitted Transfer Restrictions).

“Eligible Non-Share Collateral” means, to the extent held in the Eligible Collateral Brokerage Accounts subject to a valid and perfected First Priority Lien in favor of an Applicable Lender, and not subject to any Transfer Restrictions (other than Permitted Transfer Restrictions), any securities acceptable to all of the Lenders (in each Lender’s sole discretion; it being understood, without limitation, that any Lender may require the Borrower and/or Parent to provide various representations, warranties and/or covenants and/or other amendments or modifications to the terms of the Credit Documents in connection with the determination whether any such securities are acceptable to such Lender) (in each case, other than Class A Shares, Class B Shares, Class B Units, IDRs and any other securities or property then constituting Eligible Class B Shares, Eligible Class B Units or Eligible IDRs).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to LIBOR.

“Event of Default” means each of the conditions or events set forth in Section 7.1.

“Exchange” means The NASDAQ Global Select Market or any successor securities exchange or market on which the Class A Shares may be listed, subject to the proviso to “Issuer Delisting” below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Exchange Restrictions” means, with respect to any Class B Shares and/or Class B Units (including, in each case, security entitlements in respect thereof) any condition to or restriction on the ability of the holder thereof to transfer such securities to Issuer and/or Units Issuer, as applicable, and obtain a number of Class A Shares corresponding to the “Exchange Rate” (as defined in the Exchange Agreement) in exchange therefor, whether set forth in Issuer’s or Units Issuer’s Organizational Documents, any contract of Issuer and/or Units Issuer and/or Parent or its Affiliates, the terms of such securities or in any other document related thereto, including (i) any requirement that any transfer or exchange be subject to any volume limitations, limitations to address tax matters, or be consented to or approved by any person, including

Transfer Agent, Issuer or Units Issuer or any other person, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such Class B Shares or Class B Units, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to Issuer or Units Issuer, any other obligor on or Transfer Agent or any registrar or transfer agent for, such Class B Shares or Class B Units, prior to the receipt of Class A Shares corresponding to the “Exchange Rate” (as defined in the Exchange Agreement) in exchange therefor, (iv) any registration or qualification requirement or prospectus delivery requirement for such Class B Shares or Class B Units pursuant to any federal, state or foreign securities law (including any such requirement arising under the Securities Act of 1933) and (v) any legend or other notification appearing on any certificate or book-entry notation representing such Class B Shares or Class B Units to the effect that any such condition or restriction exists.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Class A Share Restrictions” means, with respect to the Class A Shares issuable upon exchange of the Eligible Class B Shares and the Eligible Class B Units, any legal restrictions under the federal securities laws of the United States arising solely as a result of (i) being deemed “restricted securities” (within the meaning of Rule 144(a)(3)(i) under the Securities Act) due to being received on the date such exchange is consummated in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or (ii) Borrower’s status as an “affiliate” (within the meaning of Rule 144 under the Securities Act) of Issuer.

“Existing Class B Share Restrictions” means, with respect to the Class B Shares or any dividends or distributions thereon pledged as Collateral, (i) to the extent set forth in clause (x) of the second sentence of the definition of “Transfer Restrictions”, the Existing Class A Share Restrictions and (ii) the procedures to deliver Eligible Class B Shares and Eligible Class B Units to the Units Issuer in exchange for Eligible Class A Shares set forth in Sections 1.01 and 1.02 of the Issuer Acknowledgment.

“Existing Class B Unit Restrictions” means, with respect to the Class B Units or any dividends or distributions thereon pledged as Collateral, (i) to the extent set forth in clause (x) of the second sentence of the definition of “Transfer Restrictions”, the Existing Class A Share Restrictions and (ii) the procedures to deliver Eligible Class B Shares and Eligible Class B Units to the Units Issuer in exchange for Eligible Class A Shares set forth in Sections 1.01 and 1.02 of the Issuer Acknowledgment.

“Existing IDR Restrictions” means, with respect to the IDRs or any dividends or distributions thereon pledged as Collateral, (i) any legal restrictions under the federal securities laws of the United States arising solely as a result of (x) being deemed “restricted securities” (within the meaning of Rule 144(a)(3)(i) under the Securities Act) due to being purchased on July 23, 2014 in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or due to being dividends or distributions on such securities or dividends or distributions thereon or (y) Borrower’s status as an “affiliate” (within the meaning of Rule 144 under the Securities Act) of Units Issuer and (ii) the restrictions on transfer of the IDRs set forth in Sections 7.3 and 3.9 of the Units Issuer LLC Agreement as in effect on the date of this Agreement (as such restrictions may terminate upon the occurrence of certain events or conditions specified therein).

“Extraordinary Dividend” means any dividend or distribution of cash, securities or other property or assets to holders of Class A Shares that is not an Ordinary Cash Dividend.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent. If the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Filing Subsidiary” has the meaning specified in Section 4.9.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject and, in the case of any “financial assets”, deposit accounts, securities accounts, or securities, that such Lien is perfected by “control” within the meaning of the NY UCC.

“Floating Rate” means, with respect to any Interest Period, a per annum rate equal to the 3-month LIBOR plus the Applicable Margin; provided that if LIBOR cannot be determined for such Interest Period for whatever reason, Floating Rate means, with respect to each day in such Interest Period, a rate per annum equal to the Base Rate plus the Base Rate Margin.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means, subject to the provisions set forth in Section 1.3, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

“IDRs” means the non-voting membership interests in Units Issuer each defined as an “IDR” in Units Issuer’s Organizational Documents.

“Increased-Cost Lenders” has the meaning specified in Section 2.16.

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-out obligations (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all Indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the Indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Swap Contract, in each case, whether entered into for hedging or speculative purposes or otherwise.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened by the Borrower, any Affiliate thereof, or any other Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (which transactions, for the avoidance of doubt, shall include any hedging activities by any Indemnitee and any transactions effected in the Pledged Shares, Pledged Units and/or Class A Shares issuable upon exchange thereof, and/or Pledged IDRs, pursuant to a Lender and/or Agent exercising its rights with respect thereto under the Collateral Documents, and shall include the Lenders’ agreement to make Loans or the use or intended use of the proceeds thereof, any amendments, waivers, or consents with respect to any provision of the Agreement or the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral)) or (ii) any fee or engagement letter entered into by any Agent or any Lender or any of their respective Affiliates, on the one hand, and the Borrower or the Parent, on the other hand, with respect to the financing contemplated by this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or Parent under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.3.

“Independent Director” means a natural person who, for the five year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (a) a shareholder of, or a direct or indirect legal or beneficial owner in, the Borrower or any of its Affiliates, including any de minimis Equity Interests; (b) an employee, director (other than with respect to his service as an Independent Director or, with the consent of the Administrative Agent, any independent director of any Affiliate of the Borrower (other than Seller Note, LLC, a Delaware limited liability company), stockholder, member, manager, partner or officer of the Borrower or any of its Affiliates; (c) a customer, contractor, creditor (other than with respect to his service as an Independent Director and any fee to be received therefor) or supplier of the Borrower or any of its Affiliates; or (d) any member of the immediate family of a Person described in clause (a), (b) or (c).

“Independent Director Engagement Letter” means the Independent Director Engagement Letter, dated as of January 27, 2015, by and among the Parent (or a Subsidiary thereof), the Borrower and Co Issuer Corporate Staffing, LLC.

“Initial Lender” means each of Deutsche Bank, Barclays Bank plc, Goldman Sachs Lending Partners LLC, Morgan Stanley Bank, N.A. and MIHI LLC.

“Interest Payment Date” means the last day of each March, June, September and December and the Loan Maturity Date.

“Interest Period” means, with respect to any Loan, (i) initially, the period commencing on the date of borrowing of such Loan and ending on the next following Interest Payment Date; and (ii) thereafter, the period commencing on the day on which the immediately preceding Interest Period expires and ending on the next following Interest Payment Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Investment” means (i) any direct or indirect purchase or other acquisition by the Borrower of, or of a beneficial interest in, any of the Securities of any other Person and (ii) any direct or indirect loan, advance or capital contributions by the Borrower to any other Person, including all indebtedness and accounts receivable from that other Person.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IRS” means the United States Internal Revenue Service.

“Issuer” means TerraForm Power, Inc., a Delaware corporation.

“Issuer Acknowledgment” means an agreement substantially in the form of Exhibit K hereto, pursuant to which, among other provisions, the Issuer, Units Issuer, Borrower and Parent provide certain acknowledgments to, and make certain agreements for the benefit of, the Lenders in respect of the Credit Documents and the transactions contemplated thereunder.

“Issuer ADTV” means, in respect of any date of determination, the average daily consolidated trading volume of the Class A Shares measured over a 30 consecutive Scheduled Trading Day period ending on the immediately preceding Scheduled Trading Day (excluding elements of such average daily trading volume that may be attributed to any block trade that occurs on any such Scheduled Trading Day and any after-hours trading or any other trading outside the regular trading session on any such Scheduled Trading Day), as determined by the Calculation Agent taking into account the applicable Bloomberg page for the Class A Shares (or its equivalent successor if such page is not available).

“Issuer ADTV Event” has the meaning as otherwise agreed among the parties hereto.

“Issuer Change of Control” means an event or series of events by which:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Parent or any of its Subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of a number of Class A Shares greater than the product of the Issuer Change of Control Percentage multiplied by the then-outstanding Class A Shares, other than an acquisition of such Class A Shares by the Issuer or any of its Subsidiaries;

(ii) [Reserved];

(iii) (a) the Units Issuer enters into any transaction of merger or consolidation, or liquidates, wind-ups or dissolves itself (or suffers any liquidation or dissolution) or conveys, sells, leases or exchanges, transfers or otherwise disposes of, in one transaction or a series of transactions, all or substantially all of its assets, (b) the Units Issuer issues any voting securities to any entity other than the Issuer, (c) the Issuer conveys, sells, leases or exchanges, transfers or otherwise disposes of, in one transaction or a series of transactions, all or any part of its interests in the Units Issuer or (d) the Issuer ceases to be the sole managing member (howsoever defined) of the Units Issuer (except in each of clauses (a) through (d), in a transaction with a wholly-owned Subsidiary of the Issuer where (1) Units Issuer remains a wholly-owned Subsidiary of the Issuer, (2) in the case of a merger, consolidation, liquidation, winding up or dissolution in which the Units Issuer is not the surviving entity, the successor to Units Issuer in the relevant transaction (and, if different, the issuer of the Class B Units immediately after giving effect to such transaction), expressly assumes all of Units Issuer’s obligations under the Issuer Acknowledgment, (3) the transaction does not result in a reclassification or other change to the Class B Units, IDRs or the respective terms thereof (other than, if applicable, the issuer thereof) and (4) the relevant transaction does not result in any Transfer Restriction applicable to the Pledged Shares, Pledged Units or Pledged IDRs or any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of the Pledged Shares, Pledged Units or Pledged IDRs, in each case of this clause (4), other than the Existing Class B Share Restrictions, Existing Class B Unit Restrictions and the Existing IDR Restrictions, as applicable and Permitted Transfer Restrictions); or

(iv) Parent (together with any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) subject to aggregation of securities of Issuer with Parent) ceases to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of either (x) voting securities of Issuer entitled to vote generally in elections of directors entitling Parent to exercise the Parent Change of Control Percentage or more of the total voting power of all such voting securities or (y) non-voting securities of Issuer or Units Issuer representing the Issuer Change of Control Percentage or more of the total economic interests of all then-outstanding non-voting securities of Issuer or Units Issuer.

“Issuer Change of Control Percentage” has the meaning as otherwise agreed among the parties hereto.

“Issuer Default” means that (i) (x) the Issuer, Units Issuer or any of Issuer’s other Subsidiaries fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness of such party in a principal amount in excess of the Issuer Default Threshold, when and as the same shall become due and payable, and (y) any event or condition occurs that results in any Indebtedness of the Issuer, Units Issuer or any of Issuer’s other Subsidiaries in a principal amount in excess of the Issuer Default Threshold becoming due prior to its scheduled maturity, or requiring the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity; provided that this clause (i) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or (ii) there occurs under any Swap Contract to which the Issuer, Units Issuer or any of Issuer’s other Subsidiaries is a party an early termination date (howsoever defined in such Swap Contract) resulting from any event of default (howsoever defined in such Swap Contract) under such Swap Contract as to which the Issuer, Units Issuer or any of Issuer’s other Subsidiaries is the defaulting party (howsoever defined in such Swap Contract) or any termination event (howsoever defined in such Swap Contract) under such Swap Contract as to which the Issuer, Units Issuer or any of Issuer’s other Subsidiaries is an affected party (however defined in such Swap Contract) and in either event the Swap Termination Value owed by the Issuer, Units Issuer or any of Issuer’s other Subsidiaries as a result thereof is greater than the Issuer Default Threshold;

“Issuer Default Threshold” has the meaning as otherwise agreed by the parties hereto.

“Issuer Delisting” means that the Exchange announces that pursuant to the rules of the Exchange, the Class A Shares cease (or will cease) to be listed, traded or publicly quoted on the Exchange, for any reason (other than as a result of an Issuer Merger Event or an Issuer Tender Offer) and are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors); provided that, if the Class A Shares are so immediately re-listed, re-traded or re-quoted, the New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), as applicable, shall be deemed to be the “Exchange”.

“Issuer Dissolution” means that (i) the Issuer or Units Issuer is liquidated or dissolved, or (ii) holders of Issuer’s or Units Issuer’s voting securities approve any plan or proposal for the Issuer’s or Units Issuer’s liquidation or dissolution.

“Issuer Extraordinary Event” means an Issuer Change of Control, Issuer Merger Event, Issuer Tender Offer, Issuer Nationalization, Issuer Insolvency, Issuer Insolvency Filing, Issuer Default, Issuer Delisting, Issuer ADTV Event, Issuer Trading Suspension or Issuer Dissolution.

“Issuer Free Float” means, as of any date of determination, the number of Class A Shares equal to (i) the total number of Class A Shares then issued and outstanding minus (ii) the total number of Class A Shares “beneficially owned” within the meaning of Rule 13d-3 under the Exchange Act or otherwise held by (a) any officer or director of Issuer, (b) Parent (together with any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) subject to aggregation of securities of Issuer with Parent), (c) R/C US Solar Investment Partnership, L.P. (together with any of its Affiliates and any other “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) subject to aggregation of securities of Issuer with R/C US Solar Investment Partnership, L.P.) or (d) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) that beneficially owns or otherwise holds more than 10% of the total Class A Shares issued and outstanding, as determined by (x) any publicly available information issued by Issuer or (y) any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority. For purposes of clause (ii), (A) with respect to a Long Position of any person or group relating to Class A Shares, the total number of Class A Shares underlying such Long Position shall be used (but excluding any Class A Shares, if any, underlying such Long Position that (x) are not issued and outstanding and (y) are not directly or indirectly hedged by a hedge position in whole or in part comprised of shares that are issued and outstanding), and (B) Class A Shares that are “beneficially owned” by more than one officer, director, “person”, “group” or R/C US Solar Investment Partnership, L.P. or its Affiliates shall be included only once in determining the total number of shares “beneficially owned” by all officers, directors, “persons”, “groups” R/C US Solar Investment Partnership, L.P. and its Affiliates).

“Issuer Insolvency” means that by reason of the voluntary or involuntary liquidation, bankruptcy, insolvency, dissolution or winding-up of or any analogous proceeding affecting the Issuer and/or the Units Issuer, (i) all the Class A Shares are required to be transferred to a trustee, liquidator or other similar official, (ii) all the Class B Shares are required to be transferred to a trustee, liquidator or other similar official, (iii) all the Class B Units are required to be transferred to a trustee, liquidator or other similar official, or (iv) holders of Class A Shares, Class B Shares and/or Class B Units become legally prohibited from transferring them.

“Issuer Insolvency Filing” means that (i) the Issuer and/or Units Issuer institutes or has instituted against it by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, (ii) the Issuer and/or Units Issuer consents to a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or (iii) a petition is presented for the Issuer’s and/or Units Issuer’s winding-up or liquidation by it or such regulator, supervisor or similar official or the Issuer and/or Units Issuer consents to such a petition; provided that proceedings instituted or petitions presented by creditors and not consented to by the Issuer or Units Issuer shall not be deemed an Issuer Insolvency Filing.

“Issuer Merger Event” means any (i)(a) reclassification or change of any class of the outstanding shares of Issuer that results in a transfer of or an irrevocable commitment to transfer all of the outstanding shares of such class to another entity or person, (b) consolidation, amalgamation, merger or binding share exchange of the Issuer with or into another entity or person (other than a consolidation, amalgamation, merger or binding share exchange in which Issuer is the continuing entity and that does not result in a reclassification or change of any class of the outstanding shares of Issuer), (c) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain the Tender Offer Percentage or more of any class of the outstanding shares of Issuer that results in a transfer of or an irrevocable commitment to transfer the Tender Offer Percentage or more of the outstanding shares of such class (other than shares of such class owned or controlled by such other entity or person), (d) consolidation, amalgamation, merger or binding share exchange of Issuer, Units Issuer or any of their respective Subsidiaries with or into another entity in which Issuer is the continuing entity and that does not result in a reclassification or change of any class of the outstanding shares of Issuer but results in the outstanding shares of such class (other than shares of such class owned or controlled by such other entity) immediately prior to such event collectively representing less than the Merger Percentage of the outstanding shares of such class immediately following such event, or (e) acquisition by the Issuer, Units Issuer and/or any of their respective Subsidiaries in which the aggregate consideration (whether in one transaction or a series of related transactions) exceeds the Acquisition Percentage of the market capitalization of the Issuer as of the date such acquisition is announced, as determined by the Calculation Agent, (ii)(a) reclassification or change of any class of the outstanding shares of Units Issuer that results in a transfer of or an irrevocable commitment to transfer all of the outstanding shares of such class to another entity or person, (b) consolidation, amalgamation, merger or binding share exchange of the Units Issuer with or into another entity or person, or (c) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person to purchase or otherwise obtain the Tender Offer Percentage of any class of the outstanding shares of Units Issuer that results in a transfer of or an irrevocable commitment to transfer the Tender Offer Percentage of the outstanding shares of such class or (iii) the bona fide public announcement, including any public announcement as defined in Rule 165(f) of the Securities Act, by any entity at any time, of any intention to engage in a transaction that, if completed, would lead to any event set forth in the immediately preceding clauses (i) or (ii); provided that, solely in the case of clause (i)(b), a merger or similar transaction effected solely for the purpose of, and with the sole effect of, changing Issuer’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding Class A Shares and Class B Shares into shares of common stock with the same respective terms of the surviving entity will not constitute an Issuer Merger Event pursuant to such clause (i)(b) where (1) Units Issuer remains a wholly-owned Subsidiary of the Issuer and the transaction does not result in a reclassification or other change to the Class B Units, IDRs or any of their respective terms, (2) the successor to Issuer in the relevant transaction expressly assumes all of Issuer’s obligations under the Issuer Acknowledgment, (3) the transaction does not result in a reclassification or other change to the Class B Shares, Class A Shares or the respective terms thereof (other than the issuer thereof) and (4) the relevant transaction does not result in any Transfer Restriction applicable to the Pledged

Shares, Pledged Units or Pledged IDRs or any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of the Pledged Shares, Pledged Units or Pledged IDRs, in each case of this clause (4), other than the Existing Class B Share Restrictions, Existing Class B Unit Restrictions and the Existing IDR Restrictions, as applicable).

“Issuer Nationalization” means that (i) all or substantially all of the shares of any class of the Issuer or units of any class of the Units Issuer or the assets of the Issuer and/or Units Issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof, or (ii) the adoption, promulgation, enactment, order, decree, announcement or such other action or statement as the Calculation Agent deems relevant, by or with effect on any governmental agency, authority, entity or instrumentality thereof at any time, of any event or circumstance (whether or not subsequently amended or appealed) that, if completed, would lead to any event set forth in the immediately preceding clause (i).

“Issuer Tender Offer” means a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than the Issuer Tender Offer Percentage and less than 100% of the outstanding Class A Shares, as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant. Notwithstanding the foregoing, if such Issuer Tender Offer is in connection with a proposed Issuer Merger Event such that promptly following such Issuer Tender Offer, an Issuer Merger Event will reasonably be likely to occur, as reasonably determined by the Calculation Agent, then such Issuer Tender Offer shall be deemed not to have occurred for purposes of the definition of “Potential Adjustment Event”, in each case, unless the Calculation Agent later reasonably determines that an Issuer Merger Event will not reasonably be likely to occur promptly following such Issuer Tender Offer, in which case such Issuer Tender Offer shall be deemed to have occurred on the Business Day following such determination.

“Issuer Tender Offer Percentage” has the meaning as otherwise agreed by the parties hereto.

“Issuer Trading Suspension” means that the Class A Shares have been suspended from trading on the Exchange for a number of Scheduled Trading Days equal to the Issuer Trading Suspension Threshold or the Class A Shares have not traded on the Exchange for any other reason for a number of Scheduled Trading Days equal to the Market Trading Suspension Threshold.

“Issuer Trading Suspension Threshold” has the meaning as otherwise agreed by the parties hereto.

“Laws” means, with respect to any Person, collectively, all international, foreign, U.S. federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof applicable to such Person, and all applicable administrative orders, directed duties, requests, licenses, authorizations, requirements and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Facility” means that certain Credit Agreement dated as of February 28, 2014 (as amended, restated, supplemented, refinanced or otherwise modified from time to time, by and among Parent, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and the financing and other credit accommodations pursuant thereto.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto as a Lender pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

“LIBOR” means, for any Interest Period, the rate per annum equal to (i) the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) at approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date, for deposits in Dollars (for delivery on the first day of such Interest Period) with a three-month term as displayed on page “US0003M Index <GO>” of the Bloomberg screen that displays such rate (or, in the event such rate does not appear on a Bloomberg page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its discretion) or (ii) if such rate is not available at such time for any reason, then the “LIBOR” for such Interest Period shall be determined by the Administrative Agent in its discretion.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1(a).

“Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Loans of such Lender; provided, at any time prior to the making of the Loans, the Loan Exposure of any Lender shall be equal to such Lender’s Commitment.

“Loan Maturity Date” means the earliest of (i) the 24 month anniversary of the Closing Date (or, if such day is not a Business Day, the immediately preceding Business Day) and (ii) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Loan to Value Percentage” means, at any time, the amount, expressed as a percentage, obtained by dividing (i) the amount, if any, by which (x) the Total Outstandings at such time exceeds (y) the aggregate Value of Dollars and Cash Equivalents held in the Eligible

Collateral Brokerage Accounts at such time over which the Applicable Lenders have a valid and perfected First Priority Lien, created under the Collateral Documents, by (ii) the sum of (x) the Eligible Equity Market Value at such time, and (y) the value of the Eligible Non-Share Collateral at such time (as determined by the Calculation Agent taking into account the particular property constituting Eligible Non-Share Collateral, the resale market for such property, any Transfer Restrictions relating to such property (whether in the hands of the Borrower or in the hands of any Lender exercising its rights and remedies under the Credit Documents) and such other factors as Calculation Agent deems relevant).

“Long Position” means, with respect to shares of any type, any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, in respect of such shares that is (i) a “call equivalent position” within the meaning of Rule 16a-1(b) of the Exchange Act, including any of the foregoing that would have been a “call equivalent position” but for the exclusion in Rule 16a-1(c)(6) of the Exchange Act, or (ii) otherwise constitutes an economic long position in respect of such shares, provided that any derivative with substantial optionality shall be excluded from this definition (for the avoidance of doubt, “substantial optionality” shall mean an initial delta hedge of 90% or less of the underlying shares).

“Margin Cash Collateral” has the meaning specified in Section 2.9(b)(i).

“Margin Initial Level” has the meaning as otherwise agreed among the parties hereto.

“Margin Release Trigger” has the meaning as otherwise agreed among the parties hereto.

“Margin Reset Level” has the meaning as otherwise agreed among the parties hereto.

“Margin Trigger Level” has the meaning as otherwise agreed among the parties hereto.

“Market Disruption Event” means if the Class A Shares are listed for trading on the Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Class A Shares or in any options, contracts or futures contracts relating to the Class A Shares.

“Market Trading Suspension Threshold” has the meaning as otherwise agreed among the parties hereto.

“Market Value Trigger” has the meaning as otherwise agreed among the parties hereto.

“Material Adverse Effect” means a material adverse effect with respect to (i) the properties, assets or financial condition of the Borrower or Parent; (ii) the ability of the Borrower to fully and timely perform its Obligations or of the Parent to fully and timely perform its Obligations under the Parent Guaranty; (iii) the legality, validity, binding effect or enforceability of any Credit Document against the Borrower or of the Parent Guaranty against the Parent; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender, any Collateral Agent or any Secured Party under any Credit Document.

“Merger Percentage” has the meaning as otherwise agreed among the parties hereto.

“Non-cash Dividend Collateral” has the meaning specified in Section 2.9(c)(i).

“Non-public Information” means information that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note” means a promissory note in the form and substance acceptable to the Administrative Agent.

“Notice of Assignment of Registration Rights” means that certain Notice of Assignment of Registration Rights substantially in the form of Exhibit J hereto.

“Notice of Borrowing” means a notice substantially in the form of Exhibit A.

“NY UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Obligations” means all obligations of the Borrower from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Credit Document, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, Applicable Prepayment Premium, expenses, indemnification or otherwise.

“Officer’s Certificate” means a certificate of an Authorized Officer of the Borrower, substantially in the form of Exhibit F-2.

“Ordinary Cash Dividend” means any quarterly cash dividend or distribution to existing holders of Class A Shares payable from cash available for distribution. For the avoidance of doubt, only one dividend or distribution per calendar quarter in respect of the Class A Shares may be an Ordinary Cash Dividend.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or in any Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Parent” means SunEdison, Inc., a Delaware corporation.

“Parent Change of Control Percentage” has the meaning as otherwise agreed among the parties hereto.

“Parent Default Threshold” has the meaning as otherwise agreed among the parties hereto.

“Parent Extraordinary Event” means an Issuer Change of Control pursuant to clause (i) of the definition thereof, Issuer Merger Event, Issuer Nationalization, Issuer Insolvency, Issuer Insolvency Filing, Issuer Delisting or Issuer Dissolution, in each case, determined as if (i) references to “Issuer” and/or “Units Issuer” in the relevant definitions were replaced with a reference to “Parent” and (ii) references to the “Class A Shares”, “Class B Shares” and/or “Class B Units” therein were replaced with a reference to the common stock, par value 0.01 Dollars per share, of Parent.

“Parent Guaranty” means an agreement substantially in the form of Exhibit I hereto, pursuant to which, among other provisions, the Parent fully and unconditionally guarantees the obligations of the Borrower hereunder.

“Participant Register” has the meaning specified in Section 9.6(g)(i).

“PATRIOT Act” has the meaning specified in Section 3(l).

“Permitted Assets” means the Eligible Class B Shares, Eligible Class B Units, Eligible IDRs, Eligible Non-share Collateral and Cash Equivalents (and, in each case, dividends, distributions and payments of interests with respect thereto), cash in Dollars permitted to be pledged as Collateral hereunder or released in accordance with this Agreement and cash and Cash Equivalents held to satisfy the Obligations and to pay interest and fees in respect of the Loans and other obligations and liabilities not prohibited by the Credit Documents.

“Permitted Liens” means (a) Liens created under the Collateral Documents, (b) inchoate Liens in respect of taxes (i) not yet due and payable or (ii) that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made or provided therefor, and (2) such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such tax, (c) the security interest of the Securities Intermediary or Transfer Agent to the extent permitted under any Collateral Account Control Agreement and (d) to the extent constituting Liens, Existing Class A Restrictions, Existing Class B Shares Restrictions, Existing Class B Units Restrictions and Existing IDR Restrictions.

“Permitted Transfer Restrictions” means transfer restrictions arising from Permitted Liens.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledged IDRs” means, as of the date hereof, 50% of the IDRs and, after the date hereof, all other IDRs required to be pledged as Collateral hereunder or under the Security Agreement and any distribution or dividend in IDRs distributed in respect of any IDRs to the extent such distribution or dividend constitutes Collateral under the Collateral Documents.

“Pledged Shares” means, as of the date hereof, 32,200,000 Class B Shares and, after the date hereof, all other Class B Shares required to be pledged as Collateral hereunder or under the Security Agreement and any distribution or dividend in Class B Shares distributed in respect of any Pledged Shares to the extent such distribution or dividend constitutes Collateral under the Collateral Documents.

“Pledged Units” means, as of the date hereof, 32,200,000 Class B Units and, after the date hereof, all other Class B Units required to be pledged as Collateral hereunder or under the Security Agreement and any distribution or dividend in Class B Units distributed in respect of any Pledged Units to the extent such distribution or dividend constitutes Collateral under the Collateral Documents.

“Potential Adjustment Event” means any of the following occurring after the Closing Date:

(i) a subdivision, consolidation or reclassification of Class A Shares, Class B Shares, Class B Units and/or IDRs (unless resulting in an Issuer Merger Event), or a free distribution or dividend of any Class A Shares, Class B Shares, Class B Units and/or IDRs to existing holders by way of bonus, capitalization or similar issue;

(ii) (A) a distribution, issue or dividend to existing holders of Class A Shares, Class B Shares, Class B Units and/or IDRs of (w) Class A Shares, Class B Shares, Class B Units and/or IDRs, or (x) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Issuer or Units Issuer equally or proportionately with such payments to holders of Class A Shares, Class B Shares, Class B Units and/or IDRs, as applicable, or (y) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Issuer or Units Issuer, as applicable, as a result of a spin-off or other similar transaction, or (z) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent; or (B) any exchange offer by Issuer or Units Issuer for Class A Shares, Class B Shares, Class B Units and/or IDRs in which the consideration to be delivered to exchanging holders of such securities is capital stock or other securities of another issuer owned (directly or indirectly) by Issuer or Units Issuer;

(iii) an Extraordinary Dividend or any cash dividend or distribution with respect to the Class B Shares, the Class B Units and/or the IDRs;

(iv) a call by the Issuer in respect of Class A Shares and/or Class B Units or a call by the Units Issuer in respect of Class B Units or IDRs, in each case, that are not fully paid;

(v) a repurchase by the Issuer, Units Issuer or any of their respective Subsidiaries of Class A Shares, Class B Shares, Class B Units and/or IDRs whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise; provided that, the repurchase of Class A Shares by Issuer for cash in any calendar quarter shall not constitute a Potential Adjustment Event pursuant to this clause (v) to the extent that, as determined by the Calculation Agent in its discretion, such repurchase is effected through a nationally recognized financial institution on arms’-length terms in open market transactions that comply with Rule 10b-18 under the Exchange Act at then-prevailing prices in an amount that does not exceed 5% of the number of Class A Shares outstanding on the first day of such calendar quarter;

(vi) in respect of the Issuer or Units Issuer, an event that results in any shareholder rights being distributed or becoming separated from Class A Shares, Class B Shares, Class B Units and/or IDRs or other shares of the capital stock of Issuer or Units Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Calculation Agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

(vii) (A) the occurrence of any amendment, modification, supplement or other change to any of Units Issuer’s Amended and Restated Limited Liability Company Agreement dated as of July 23, 2014 (the “Units Issuer LLC Agreement”), the Exchange Agreement dated as of July 23, 2014 by and among Issuer, Units Issuer and Parent (the “Exchange Agreement”);

(B) the occurrence of any amendment, modification, supplement or other change to the Organizational Documents of Issuer or Units Issuer that requires the approval of any holders of such issuer’s securities under the respective Organizational Documents (which, for the avoidance of doubt, shall not include any amendment, modification, supplement or other change to such Organizational Documents that corrects the definition of “CAFD Forbearance Threshold” from “$34,840,000” to “$38,840,000” to reflect the correct number disclosed in the Form S-1 for the initial public offering of the Issuer and corrects the related calculation in Section 4.1(c)(ii)(B) to read “the Completed CAFD Contribution Amount as of the first day of the relevant quarter, divided by the CAFD Forbearance Threshold”); or

(C) the occurrence of any other event;

in each case of this clause (vii), that may have a material adverse effect on the theoretical value of the Pledged Shares or Pledged Units, or any Class A Shares issuable upon exchange thereof, or Pledged IDRs, as determined by the Calculation Agent taking into account the particular security, any distributions (or lack or, or change to, any distributions) thereon, the resale market for such security, any Transfer Restrictions relating to such security (whether in the hands of the Borrower or in the hands of any Applicable Lender exercising its rights and remedies under the Credit Documents), any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such securities and such other factors as Calculation Agent deems relevant;

(viii) (A) there occurs any event or condition of the type described in Section 2.2 of the Exchange Agreement, as determined by the Calculation Agent, and/or (B) for any reason the “Exchange Rate” (as defined in the Exchange Agreement) is a ratio other than one Class A Share per pair of a Class B Share and Class B Unit;

(ix) the imposition of (A) any withholding tax on proceeds of a prospective sale of Collateral, or any Class A Shares issuable upon exchange thereof, or (B) any Transfer Restriction (other than Existing Class A Share Restrictions, Existing Class B Share Restrictions, Existing Class B Unit Restrictions and Existing IDR Restrictions and Permitted Transfer Restrictions) on the Collateral or, in each case, the announcement by any Person of any transaction or event or series of transactions or events that could reasonably be expected to result in such an imposition, as determined by the Calculation Agent;

(x) Borrower or any of its Affiliates enters into any Stock-Based Financing Transaction that contains (or there occurs any amendment, adjustment or other modification to the terms of any Stock-Based Financing Transaction following which such Stock-Based Financing Transaction contains), any term that is more favorable in any material respect to the dealer, lender or other counterparty party to such Stock-Based Financing Transaction than the analogous term contained herein, or for which there is no analogous term contained herein (any such event, an “MFN Transaction Event”); or

(xi) the occurrence of any reset of the “Target Distributions” (as defined in the Units Issuer LLC Agreement) with respect to, or any other amendment, adjustment or other change of the terms of (including the amount of any distribution with respect to), any Pledged IDRs.

“Prepayment Amount” has the meaning specified in Section 2.9(a).

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for Administrative Agent, its “Principal Office” as set forth in Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as the Administrative Agent may from time to time designate in writing to the Borrower and each Lender.

“Pro Rata Share” means, with respect to any Lender, the percentage obtained by dividing (a) the Loan Exposure of that Lender by (b) the aggregate Loan Exposure of all Lenders.

“Purchaser Representations” means the following representations, warranties and agreements made by an assignee or participant, as applicable: (i) a representation and warranty (x) that such assignee or participant is a QIB, a QP and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act and is entering into such assignment or participation as principal and not for the benefit of any third party and (y) that such assignee or participant either (1) reasonably believes it is not a “Disqualified Person” (as defined in the Issuer Acknowledgment) or (2) understands that it will not be permitted pursuant to the Units Issuer LLC Agreement to exercise remedies under the Collateral Documents to transfer Pledged Units (other than pursuant to Article I of the Issuer Acknowledgment) or Pledged IDRs, except in compliance with the Units Issuer LLC Agreement, (ii) a representation that such assignee or participant is not the Borrower, the Parent, the Issuer or the Units Issuer or an Affiliate of the Borrower, the Parent, the Issuer or the Units Issuer, (iii) an acknowledgment that such assignee or participant fully understands any restrictions on transfers, sales and other dispositions in the Credit Documents or relating to any Collateral consisting of the Pledged Shares and/or Pledged Units, and any Class A Shares issuable upon exchange thereof, and/or any Pledged IDRs, (iv) an acknowledgment that such assignee or participant is able to bear the economic risk of its investment in the assignment or participation and is currently able to afford a complete loss of such investment, (v) a covenant that such assignee or participant will only assign its Loan or sell participations therein or assign any participations therein pursuant to documentation including such Purchaser Representations, (vi) an acknowledgement by such assignee or participant that the Pledged Shares and Pledged Units, and any Class A Shares issuable upon exchange thereof, and any Pledged IDRs, forming part of the Collateral cannot be sold by the Borrower without registration under the Securities Act or under an available exemption from the registration requirements under the Securities Act, including, if available, the exemption provided by Rule 144 under the Securities Act, (vii) an acknowledgment that such assignee or participant is not entering into such assignment or participation on the basis of any material Non-public Information with respect to the Parent, the Borrower, the Issuer, the Units Issuer, their respective Subsidiaries or their securities, and, if applicable, it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material Non-public Information (it being understood that such assignee or participant may have material Non-

public Information on the private side of its information wall, sometimes referred to as a “Chinese Wall,” at the time of such assignment or participation); provided that, for the avoidance of doubt, “material Non-public Information concerning the Parent, the Borrower, the Issuer, the Units Issuer, their respective Subsidiaries or their securities” shall not include any information made available to both the assignee and the assignor or both the participant and the seller of a participation interest, as the case may be, and (viii) an acknowledgment that it has made an independent decision to purchase its Loan or participation based on information available to it, which it has determined adequate for the purpose.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“QP” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act.

“Recipient” means any of (i) the Calculation Agent, (ii) the Administrative Agent (including any agent or subagent of the Administrative Agent), and (iii) any Lender.

“Register” has the meaning specified in Section 2.4(b).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of July 23, 2014 among the Issuer and the Parent.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act as in effect from time to time.

“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Relevant Collateral” has the meaning specified in the Security Agreement.

“Replacement Lender” has the meaning specified in Section 2.16.

“Required LLC Provisions” has the meaning specified in Section 5.4.

“Requisite Lenders” means one or more Lenders having or holding Loan Exposure and representing more than 50% of the aggregate Loan Exposure of all Lenders; provided that the Loan Exposure of any Defaulting Lender shall be disregarded in determining Requisite Lenders at any time.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interests of the Borrower now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Equity Interests of the Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Equity Interests of the Borrower now or hereafter outstanding; and (iv) any other payment, howsoever characterized, to the Parent or any of its Affiliates.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Class A Shares are listed or admitted for trading. If the Class A Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Party” has the meaning specified in the Collateral Account Control Agreements.

“Secretary’s Certificate” means a Secretary’s Certificate substantially in the form of Exhibit F-1.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Intermediary” means Deutsche Bank Trust Company Americas (or any successor or permitted assignee securities intermediary under the applicable Collateral Account Control Agreement).

“Security Agreement” means the Security Agreement to be executed by the Borrower substantially in the form of Exhibit G, as it may be amended, supplemented or otherwise modified from time to time.

“Shelf Registration Statement” means the shelf registration statement of the Issuer, as defined in the applicable Registration Rights Agreement.

“Solvent” means, with respect to the Borrower, that as of the date of determination, both (i) (a) the sum of the Borrower’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Borrower’s present assets; (b) Borrower’s capital is not unreasonably small in relation to the transactions contemplated hereunder; and (c) the Borrower has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts, except for Obligations under the Credit Documents; and (ii) the Borrower is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Stock Disposal Transaction” means any sale for cash by the Parent, the Borrower or any other Affiliate of Parent of any Class B Shares, Class B Units and/or Class A Shares issuable upon exchange thereof, which sale will be consummated within four Business Days of the entry into the agreement to effect the same.

“Stock-Based Financing Transaction” means any hedging, financing, disposal or other monetization transaction (including derivatives transactions), directly or indirectly, secured by, referencing or otherwise relating to, (i) Class A Shares, Class B Shares, Class B Units and/or IDRs and/or (ii) any security resulting from an Issuer Extraordinary Event and/or Potential Adjustment Event with respect to, or other change of, any of the foregoing in clause (i), in each case, entered into by the Borrower, Parent or any of their respective Affiliates (other than Issuer or any of its Subsidiaries). Notwithstanding anything to the contrary in the foregoing, no Stock Disposal Transaction shall constitute a Stock-Based Financing Transaction and, for the avoidance of doubt, settlement of the D. E. Shaw Notes shall not constitute a Stock-Based Financing Transaction.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Notwithstanding anything to the contrary herein, in no event shall Issuer or Units Issuer be deemed to be a Subsidiary of Borrower for purposes of this Agreement or any other Credit Document.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms, and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer Percentage” has the meaning as otherwise agreed among the parties hereto.

“Terminated Lender” has the meaning specified in Section 2.16.

“Total Outstandings” means, at any time, the amount equal to the sum of (i) the aggregate principal amount of all Loans outstanding at such time, (ii) without duplication of any amounts included in the immediately preceding clause (i), all accrued and unpaid interest hereunder at such time and (iii) all accrued and unpaid fees payable by Borrower pursuant to the Credit Documents.

“Trading Day” means a Scheduled Trading Day for the Class A Shares on which trading in the Class A Shares generally occurs on the Exchange or, if the Class A Shares are not then listed or admitted for trading on the Exchange, on the principal other United States national or regional securities exchange on which the Class A Shares are then listed or admitted for trading or, if the Class A Shares are not then listed or admitted for trading on a United States national or regional securities exchange, on the principal other market on which the Class A Shares are then traded. If the Class A Shares not so listed or admitted or traded, “Trading Day” means a Business Day.

“Transfer Agent” means Computershare Trust Company, N.A., or any successor or replacement thereto acting as transfer agent for the Class A Shares, Class B Shares and/or Class B Units.

“Transfer Restrictions” means, (x) solely with respect to any Class B Shares and/or Class B Units, any Exchange Restrictions, and (y) with respect to any other property (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such property or item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including (i) any requirement that any sale, assignment or transfer or enforcement of such property or item of collateral be subject to any volume limitations, limitations to address tax matters, or be consented to or approved by any person, including the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property or item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property or item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such property or item of collateral, (iv) any registration or qualification requirement or prospectus delivery requirement for such property or item of collateral pursuant to any federal, state or foreign securities law (including any such requirement arising under the Securities Act of 1933) and (v) any legend or other notification appearing on any certificate or book-entry notation representing such property to the effect that any such condition or restriction exists; except that the required delivery of any assignment, instruction or entitlement order from the Borrower or any pledgor, assignor or transferor of such property or item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute such a condition or restriction. Borrower acknowledges and agrees that (x) any Transfer Restriction applicable to Class A Shares issuable upon exchange (whether such exchange is automatic, effected upon satisfaction of the conditions set forth in the Issuer Acknowledgment or Exchange Agreement or otherwise) of Class B Shares and/or Class B Units shall also be a Transfer Restriction applicable to such Class B Shares and/or Class B Units (and, for any such Transfer Restrictions, the Existing Class B Share Restrictions and Existing Class B Unit Restrictions will also include the Existing Class A Share Restrictions) and (y) the entry by Borrower, Parent or any other Affiliate of Borrower into a lock-up agreement or similar restriction with respect to any Class A Shares, Class B Shares and/or Class B Units (whether in connection with an offering of Class A Shares, Class B Shares and/or Class B Units and/or any other securities and whether by Issuer, Borrower, Parent or any other Affiliate of Issuer) will constitute a Transfer Restriction with respect to the Pledged Shares and Pledged Units unless such lock-up agreement or similar restriction references this Agreement and expressly provides that no transaction with respect to Class A Shares, Class B Shares and/or Class B Units effected by or behalf of any Lender or Agent, or their respective affiliates, in connection with the transactions contemplated under the Credit Documents will be subject to any restriction or limitation under such lock-up agreement or similar restriction.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Units Issuer” means TerraForm Power, LLC, a Delaware limited liability company.

“Units Issuer Intercompany Agreements” means that certain Interest Payment Agreement dated as of July 23, 2014, by and among the Units Issuer, TerraForm Power Operating, LLC, a Delaware limited liability company, the Parent and SunEdison Holdings Corporation, a Delaware corporation and any other agreement between the Units Issuer and the Parent or any of its affiliates that provides for set-off against, or other reduction in, any distributions in respect of Class B Units or IDRs owned by Parent or its affiliates to satisfy, or otherwise reduce, payment obligations by the Parent or its affiliates to the Units Issuer, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Upfront Fee” has the meaning specified in Section 2.1(c).

“Upfront Fee Percentage” has the meaning as otherwise agreed among the parties hereto.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(f).

“Value” means, as of any date of determination, (a) with respect to Cash, the amount of such Cash and (b) with respect to Cash Equivalents, the amount of such Cash Equivalents multiplied by 98%.

“Withholding Agent” means any of (i) the Borrower and (ii) the Administrative Agent (including any agent or subagent of the Administrative Agent).

1.2 Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(d) Any reference to, or calculation or determination of, a specific number of Class A Shares, Class B Shares and/or Class B Units or a specific price with respect to the Class A Shares, Class B Shares and/or Class B Units is a reference to, or calculation or determination of, that number of such shares or units or that price with respect to such shares or units, as the case may be, as of the date of this Agreement and shall therefore after the date of this Agreement be a reference to, or calculation or determination of, that number of shares or units or that price with respect to such shares or units, as the case may be, as adjusted as appropriate to reflect stock splits, reverse stock splits, stock combinations and stock dividends and Potential Adjustment Events, as reasonably determined by the Calculation Agent, respectively.

1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time.

1.4 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 2. LOANS

2.1 Loans.

(a) Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Loan to the Borrower in Dollars in an amount equal to such Lender’s Commitment. The Borrower may make only one borrowing under the Commitments from all Lenders, which borrowing shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.8 and 2.9, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Loan Maturity Date, including the principal amount of all Loans outstanding on such date and all accrued and unpaid interest and fees and expenses thereon. Each Lender’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Commitment on such date.

(b) Borrowing Mechanics for Loans.

(i) Borrower shall deliver to Administrative Agent a fully executed Notice of Borrowing appropriately completed and signed by an Authorized Officer of the Borrower, such notice to be received not later than one Business Day before the proposed Closing Date (or such shorter period as may be acceptable to the Administrative Agent in its discretion). Promptly upon receipt by Administrative Agent of such Notice of Borrowing, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Upon satisfaction or waiver of the applicable conditions set forth in Section 3.1 each Lender shall make the amount of its Loan available to the Administrative Agent not later than 9:30 a.m. on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of such conditions precedent, the Administrative Agent shall make the proceeds of the Loans available to the Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

(c) Upfront Fee. Borrower shall pay an upfront fee (the “Upfront Fee”) to each Initial Lender in an amount equal to the product of the Upfront Fee Percentage multiplied by the amount of the Loan made by such Initial Lender on the Closing Date. The Upfront Fee is due and payable in full on the Closing Date, and shall be fully earned when paid and be non-refundable for any reason whatsoever, and the Borrower hereby authorizes each Initial Lender to deduct the amount of the Upfront Fee and other fees and expenses required to be paid to such Initial Lender by the Borrower pursuant hereto on the Closing Date from the amount of the Loan funded by such Initial Lender on the Closing Date.

2.2 Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on the Closing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the Closing Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Floating Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to the Administrative Agent, at the Floating Rate. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.3 Use of Proceeds. The Borrower shall use the proceeds of the Loans made on the Closing Date in compliance with all applicable laws and in compliance with Regulation U.

2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders and Commitments and the Loans (including the principal amount thereof and stated interest with respect thereto) of each Lender from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 9.6 (including the principal amount and stated interest with respect thereto), and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to the Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 9.6) on the Closing Date (or, if such notice is delivered after the date that is two Business Days prior to the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loan.

2.5 Interest on Loans. (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise), at the Floating Rate.

(b) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or the last Interest Payment Date with respect to such Loan shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(c) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable (i) in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity of the Loans, including final maturity of the Loans.

2.6 Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due whether at stated maturity, upon acceleration or otherwise, resulting in an Event of Default under Section 7.1(a), such overdue amount shall bear interest (including post-petition interest in any proceeding under Debtor Relief Laws), after as well as before judgment, payable on demand at a rate that is 2.00% per annum in excess of the Floating Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, the Calculation Agent or any Lender. All interest payable pursuant to this Section 2.6 shall be paid in cash.

2.7 Fees. The Borrower agrees to pay to the Agents and the Initial Lenders the Upfront Fees pursuant to Section 2.1(c).

2.8 Voluntary Prepayments. (a) At any time the Borrower may prepay in full the Loans upon not less than three Business Days’ prior written notice, given to the Administrative Agent, by 12:00 p.m. on the date required (and the Administrative Agent will promptly transmit such notice, by email or telephone to each Lender). Any such notice shall contain a representation and warranty from each of Borrower and Parent that Borrower and Parent are not aware of, and Borrower is not effecting such prepayment on the basis of, any material Non-public Information in respect of the Issuer, the Units Issuer or the Class A Shares, Class B Shares or Class B Units. Upon the giving of any such notice, the principal amount of the Loans shall become due and payable on the prepayment date specified therein; provided that such notice delivered by the Borrower may state that such notice is conditioned upon the funding or consummation of another transaction(s) specified in reasonable detail therein (including, without limitation, any sale or disposition of Collateral or Class A Shares (including upon exchange of Class B Shares and Class B Units) or the closing of any other financing transaction specified in reasonable detail therein), in which case such notice may be revoked by the Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such conditions are not satisfied. All prepayments under this Section 2.8 shall be accompanied by all accrued interest on the amount prepaid, together with the Applicable Prepayment Premium and any additional amounts required pursuant to Section 2.12(b).

(b) At any time the Borrower may prepay in part the Loans by payment in cash in accordance with the procedure set forth above in clause 2.8(a) (except that the representation and warranty with respect to material Non-public Information shall not be required to be made upon any prepayment pursuant to Section 2.9(b)(i)(A)); provided, that the aggregate amount of principal of the Loans prepaid in any such prepayment shall not be less than $10.0 million.

2.9 Mandatory Prepayments; Collateralization and Release. (a) The Loans shall be prepaid as follows:

(i) The Borrower shall prepay the Loans as follows:

(1) If (a) any Issuer Extraordinary Event occurs, (b) any Parent Extraordinary Event occurs or (c) any Material Adverse Effect in connection with a Potential Adjustment Event occurs, in each case, then the Borrower shall, within the earlier of (i) the second Business Day immediately following the date on which Parent or the Borrower obtains, or reasonably should obtain, knowledge thereof and (ii) the first Business Day immediately following the date on which the Administrative Agent provides notice thereof to the Borrower, prepay to the Lenders in full all Loans then outstanding.; provided that, solely in the case of clause (c), if such Material Adverse Effect is in connection with a Potential Adjustment Event specified in clauses (vi), (viii) (but only to the extent that the event or condition described in clause (viii) is not within the Issuer’s or Parent’s control) or (ix)(A) in the definition of “Potential Adjustment Event” herein, then the Borrower shall prepay to the Lenders in full all Loans then outstanding within the earlier of (i) the fourth Business Day immediately following the date on which Parent or Borrower obtains, or reasonably should obtain, knowledge thereof and (ii) the third Business Day immediately following the date on which the Administrative Agent provides notice thereof to the Borrower.

(2) If the Common Stock Price is equal to or less than the Market Value Trigger, the Borrower shall prepay to the Lenders in full all Loans then outstanding, on or prior to the Business Day immediately following the date as of which such Common Stock Price is determined.

(3) Upon receipt by the Parent, the Borrower or any other Affiliate of Parent of the proceeds (including, without limitation, any indirect receipt effected by netting, set-off, payment to a third party or similar arrangement) of (i) any Stock-Based Financing Transaction entered into by the Parent, the Borrower or any other Affiliate of Parent (other than the L/C Facility and D. E. Shaw Notes), the Borrower shall immediately prepay to the Lenders in full all Loans then outstanding, unless all Lenders elect otherwise, or (ii) any Stock Disposal Transaction entered into by the Parent, the Borrower or any other Affiliate of Parent, the Borrower shall immediately prepay the Loans pursuant to Section 2.8(b) in an amount equal to 100% of such proceeds, unless all Lenders elect otherwise.

(ii) In addition, the Loans shall be prepaid in the amount of Cash Dividend Collateral released to each Lender (in accordance with its Pro Rata Share) pursuant to Section 2.9(c)(iii) (which payment shall be applied to the Loans in accordance with Section 2.10(b)).

(b) The Borrower shall either prepay the Loans in accordance with Section 2.8 or transfer Collateral into the Eligible Collateral Brokerage Account as follows:

(i) If the Loan to Value Percentage on any Scheduled Trading Day exceeds the Margin Trigger Level (each such Scheduled Trading Day, a “Reference Day”), (1) by 5:00 p.m. on the Business Day immediately following a Reference Day, the Borrower shall provide an irrevocable email notice to the Administrative Agent and each Lender of its intent to prepay the Loans and/or post such Margin Cash Collateral and a description in reasonable detail of the source of such prepayment and/or such Margin Cash Collateral, as applicable, and (2) by 5:00 p.m. on the second Business Day following such Reference Day (whether or not such notice pursuant to the immediately preceding clause (1) has been provided), Borrower shall either (A) prepay the Loans pursuant to Section 2.8(b) and/or (B) transfer, into each Eligible Collateral Brokerage Account (such that each Applicable Lender’s Eligible Collateral Brokerage Account contains such Applicable Lender’s Pro Rata Share thereof) and subject to a First Priority Lien in favor of the relevant Applicable Lenders, an amount of Dollars and/or Cash Equivalents (all such amounts, “Margin Cash Collateral”) in accordance with such notice and in an aggregate amount sufficient to establish a Loan to Value Percentage (based on an Eligible Equity Market Value based on the Common Stock Price on such Scheduled Trading Day) equal to or less than the Margin Reset Level.

(ii) The Borrower may post additional Margin Cash Collateral to each Eligible Collateral Brokerage Account (such that each Applicable Lender’s Eligible Collateral Brokerage Account contains such Applicable Lender’s Pro Rata Share thereof) and the Administrative Agent shall adjust the Loan to Value Percentage accordingly, which adjustment shall become effective one Business Day after the posting of such additional Margin Cash Collateral; provided, that (x) the Borrower may not post additional Margin Cash Collateral more than one time on any Business Day, (y) the amount of Margin Cash Collateral of any such posting as of such Business Day shall not be less than $5.0 million and (z) if the Loan to Value Percentage exceeds the Margin

Reset Level as of the date of any such posting, the amount of Dollars of such posting shall be sufficient to establish a Loan to Value Percentage that is equal to or less than the Margin Reset Level.

(iii) With respect to Sections 6(a), 6(b), 6(c) and 6(d) of the Collateral Account Control Agreements, if, absent an Event of Default, Borrower, no later than 5:00 p.m. on the Business Day immediately following the posting of Margin Cash Collateral pursuant to clauses (i) or (ii) above, provides a written notice to the applicable Collateral Agent(s) with a description in reasonable detail supporting that the relevant Margin Cash Collateral subject to such Sections does not constitute proceeds of quarterly dividends paid with respect to the relevant Pledged Shares (which notice, in the case of the posting Margin Cash Collateral pursuant to clause (i) above, may be contained in the notice provided pursuant to such clause), each Lenders shall instruct, or cause the applicable Collateral Agent to instruct, the Securities Intermediary not to transfer such Margin Cash Collateral to the account of such Collateral Agent. In addition, each Lender agrees not to, and to cause the applicable Collateral Agent not to, provide any instruction to the Securities Intermediary under the relevant Collateral Account Control Agreement if such instruction is prohibited by the terms of this Agreement.

(c) Collateral shall be subject to release from the Lien created under the Collateral Documents as follows:

(i) If the Eligible Collateral Brokerage Accounts contain Margin Cash Collateral that the Borrower has transferred pursuant to this Section 2.9 or any distribution or dividend with respect to Pledged Shares (other than any distributions and dividends at such time comprising the Eligible Class B Shares), Pledged Units (other than any distributions and dividends at such time comprising the Eligible Class B Units) or any Pledged IDRs (and, in each case, other than any cash dividends or distributions) are then held in the Eligible Collateral Brokerage Accounts (any such non-cash distribution or dividend, “Non-cash Dividend Collateral”), all or a portion of such Margin Cash Collateral or Non-cash Dividend Collateral may be released from the Liens created under the Collateral Documents (such that, after giving effect to such release, each Applicable Lender’s Eligible Collateral Brokerage Account contains such Applicable Lender’s Pro Rata Share of the remaining Margin Cash Collateral and Non-cash Dividend Collateral, as applicable) as follows (provided that, no Margin Cash Collateral shall be released if the Eligible Collateral Brokerage Accounts contain any Non-cash Dividend Collateral, unless such Non-cash Dividend Collateral will be released concurrently with the release of such Margin Cash Collateral):

(1) the Administrative Agent shall have received a written notice from the Borrower requesting a release of such Margin Cash Collateral or Non-cash Dividend Collateral, as applicable, on the date specified therein (which date shall be no earlier than the third Business Day after such notice);

(2) on the date the Administrative Agent receives the notice referred to in clause (1) above and for each of the twenty consecutive Scheduled Trading Days immediately preceding such date, the Loan to Value Percentage has been less than the Margin Release Trigger;

(3) after giving effect to such release and any other release, termination or reduction otherwise requested or effected pursuant to this Section 2.9(c), the Loan to Value Percentage would be less than the Margin Release Trigger;

(4) no Default or Event of Default shall exist or would occur after giving effect to such release; and

(5) on the date of such release the Borrower is not required to make any prepayment or take any other action under this Section 2.9 (and will not be required to take any such action as a result of the proposed release);

any such notice delivered pursuant to clause (1) of the immediately preceding sentence shall represent and warrant to the items set forth in clauses (2), (3), (4) and (5) set forth above. Upon satisfaction of the conditions set forth in the immediately preceding sentence, Margin Cash Collateral or Non-cash Dividend Collateral (with the relative amounts, if any, of the cash or such other assets thereof as specified in such written notice, or, if not specified therein, as determined by Calculation Agent in its reasonable discretion), as applicable, shall be released from the Lien created under the Collateral Documents (such that, after giving effect to such release, each Applicable Lender’s Eligible Collateral Brokerage Account contains such Applicable Lender’s Pro Rata Share of the remaining Margin Cash Collateral or Non-cash Dividend Collateral, as applicable) in an aggregate amount equal to the lowest of (x) the amount of Margin Cash Collateral or Non-cash Dividend Collateral, as applicable, requested to be released by the Borrower in such written notice, if any, (y) an amount of Margin Cash Collateral or an amount of Non-cash Dividend Collateral with a value, as applicable, such that, after giving effect to such release and any other release, termination or reduction otherwise requested or effected pursuant to this Section 2.9(c), the Loan to Value Percentage (calculated based on the Common Stock Price for the Scheduled Trading Day immediately preceding the date of release of the relevant Margin Cash Collateral or Non-cash Dividend Collateral, as applicable) would not be equal to or greater than the Margin Release Trigger and (z) the aggregate amount of Margin Cash Collateral or Non-cash Dividend Collateral, as applicable, held in the Eligible Collateral Brokerage Accounts and subject to a First Priority Lien in favor of the relevant Applicable Lenders as of such time.

(ii) Eligible Class B Shares and Eligible Class B Units (but not, for the avoidance of doubt, solely Eligible Class B Shares or Eligible Class B Units) may be released from the Liens created under the Collateral Documents as follows:

(1) the Eligible Class B Shares and Eligible Class B Units are being released in connection with sales of Class A Shares issuable upon exchange thereof under an effective registration statement of Issuer through each Applicable Lender (of its Pro Rata Share thereof) or its affiliate (or pursuant to other arrangements acceptable to each Applicable Lender in its discretion) for cash in Dollars;

(2) the Administrative Agent shall have received a written notice from the Borrower requesting a release of such Eligible Class B Shares and Eligible Class B Units on the date specified therein (which date shall be no earlier than the seventh Business Day after the date of such notice, or such earlier date as may be acceptable to the Administrative Agent; provided that, if the Transfer Agent requires a longer period to effect the applicable exchange, the release date will be on the first Business Day thereafter on which the Transfer Agent effects such exchange), which written notice repeats the representation and warranty set forth in Section 4.19 as of the date of such notice and as of the date of the relevant sale of Class A Shares;

(3) each Applicable Lender is reasonably satisfied that (x) the relevant sale will comply with all applicable laws, Issuer’s Organizational Documents, the Issuer Acknowledgment and any contractual obligation or Transfer Restrictions applicable to Borrower, the Eligible Class B Shares and/or the Eligible Class B Units and that the issuance of Class A Shares upon exchange of such Eligible Class B Shares and Eligible Class B Units will occur prior to the scheduled consummation of the relevant sale and (y) after giving effect to the relevant sale (including the release of Pledged Shares and Pledged Units and prepayment in connection therewith and any other release, termination or reduction otherwise requested or effected pursuant to this Section 2.9(c) and after giving effect to any fees, expenses or other amounts required to be paid pursuant to Section 2.8) and any additional Margin Cash Collateral that Borrower has agreed to post pursuant to Section 2.9(b)(ii) at least one Business Day prior to the consummation of the relevant sale, the Loan to Value Percentage would not be equal to or greater than the Margin Release Trigger;

(4) 100% of the net cash proceeds of each relevant sale will be posted to each Eligible Collateral Brokerage Account (such that each Applicable Lender’s Eligible Collateral Brokerage Account contains such Applicable Lender’s Pro Rata Share of the aggregate amount of such cash posting), on a delivery-versus-payment basis against the delivery of the relevant Eligible Class B Shares and Eligible Class B Units (or Class A Shares issuable upon exchange thereof, as applicable) from the relevant Eligible Collateral Brokerage Account (or pursuant to escrow or release arrangements acceptable to the relevant Applicable Lender in its reasonable discretion), to be used to prepay the Loans pursuant to Section 2.8; any such cash proceeds posted to the Eligible Collateral Brokerage Accounts will be subject to immediate release from the Liens created under the Collateral Documents and applied towards prepayment of the Loans pursuant to Section 2.8;

(5) no Default or Event of Default shall exist or would occur after giving effect to such release; and

(6) on the date of such release the Borrower is not required to make any prepayment or take any other action under this Section 2.9 (and will not be required to take any such action as a result of the proposed release);

any such notice delivered pursuant to clause (2) of the immediately preceding sentence shall represent and warrant to the items set forth in clauses (1), (3), (4), (5) and (6) set forth above. Upon satisfaction of the conditions set forth in the immediately preceding sentence (including, without limitation, the receipt in each Eligible Collateral Brokerage Account of the relevant Applicable Lender’s Pro Rata Share of cash in Dollars required pursuant to clause (4) above), Eligible Class B Shares and Eligible Class B Units (such that, after giving effect to such release, each Applicable Lender’s Eligible Collateral Brokerage Account contains such Applicable Lender’s Pro Rata Share of the remaining Eligible Class B Shares and Eligible Class B Units) shall be released from the Lien created under the Collateral Documents in an aggregate amount equal to the lowest of (w) the number of Eligible Class B Shares and Eligible Class B Units requested to be released by the Borrower in such written notice, (x) the number of Eligible Class B Shares and Eligible Class B Units required to be exchanged for the issuance of the Class A Shares sold in the relevant sale, (y) the number of Eligible Class B Shares and Eligible Class B Units such that, after giving effect to (1) such release, (2) any other release, termination or reduction otherwise requested or effected pursuant to this Section 2.9(c), (3) any fees, expenses or other amounts required to be paid pursuant to Section 2.8 and (4) any additional Margin Cash Collateral posted pursuant to Section 2.9(b)(ii) at least one Business Day prior to consummation of the relevant sale, the Loan to Value Percentage would not be equal to or greater than the Margin Release Trigger and (z) the aggregate number of Eligible Class B Shares and Eligible Class B Units held in the Eligible Collateral Brokerage Account and subject to a First Priority Lien in favor of the relevant Applicable Lenders as of such time. Notwithstanding anything to the contrary herein, except as provided in this Section 2.9(c)(ii), no Class A Shares, Class B Shares, Class B Units or IDRs (or any other securities or property then constituting Eligible Class B Shares, Eligible Class B Units or Eligible IDRs) included in the Collateral will be subject to release from the Liens created under the Collateral Documents without consent of each Lender.

(iii) If any cash distribution or cash dividend with respect to Pledged Shares (other than any distributions and dividends at such time comprising the Eligible Class B Shares) and/or Pledged Units (other than any distributions and dividends at such time comprising the Eligible Class B Units) and/or Pledged IDRs are then held in the Eligible Collateral Brokerage Accounts (any such cash distribution or dividend, “Cash Dividend Collateral”), all of such Cash Dividend Collateral will be subject to immediate release from the Liens created under the Collateral Documents on the Interest Payment Date immediately following the payment date for the relevant cash distribution or cash dividend and paid to each Lender (in accordance with its Pro Rata Share) to be applied towards prepayment of the Loans pursuant to Section 2.9(a)(ii).

(d) All prepayments under this Section 2.9 shall be accompanied by the Applicable Prepayment Premium (other than payments under Section 2.9(a)(ii) with respect to which no Applicable Prepayment Premium is payable), all accrued interest on the amount prepaid, all unpaid fees and expenses, together with any additional amounts required pursuant to Section 2.12(b).

(e) If at any time after the date that is five Business Days immediately following the first date as of which Issuer has become a “well-known seasoned issuer” within the meaning of Rule 405 under the Securities Act the Shelf Registration Statement of the Issuer is not effective and available (other than for any blackout period in accordance with the Registration Rights Agreement) for resales by the Lenders of Class A Shares issuable upon exchange of Pledged Shares and Pledged Units, the Borrower shall, have five Business Days to use commercially reasonable efforts to provide an effective Shelf Registration Statement for such resales. If such Shelf Registration Statement is not available by the eleventh Business Day, Borrower shall prepay to the Lenders the principal amount of all Loans then outstanding. For the avoidance of doubt, the term “available” shall mean the Shelf Registration Statement can be used for resales of Class A Shares by the Lenders.

(f) Any prepayment of the Loans shall be applied in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.12(b).

(g) To the extent the Borrower elects or is required to transfer Cash, Cash Equivalents, securities or any other item of Collateral into any Eligible Collateral Brokerage Account, the Borrower shall effect such transfer by transferring into, or causing to be credited to, each Applicable Lender’s Eligible Collateral Brokerage Account, such Applicable Lender’s Pro Rata Share of such (i) Class B Shares (rounded up to the nearest share) or Class B Units (rounded up to the nearest unit), (ii) cash in Dollars (rounded up to the nearest USD 0.01), (iii) Cash Equivalents (rounded up to the nearest unit thereof) or (iv) other Collateral (rounded up to the nearest unit thereof).

(h) Any delivery of Class A Shares, Class B Shares, Class B Units, IDRs, Cash Equivalents or, to the extent permitted under this Loan Agreement, other securities as Collateral by the Borrower shall be effected by the crediting of such Class A Shares, Class B Shares, Class B Units, IDRs, Cash Equivalents or other securities, as applicable, accompanied by any required transfer tax stamps, to the Eligible Collateral Brokerage Accounts, ratably, in accordance with the relevant Pro Rata Shares under this Agreement. Any delivery of cash as Collateral by the Borrower shall be effected by the wire transfer of immediately available funds ratably, in accordance with relevant Pro Rata Shares under this Agreement, to accounts designated by the relevant Collateral Agents (which shall initially be the relevant Eligible Collateral Brokerage Account subject to the “Control” (as such term is defined in the Security Agreement) of such Collateral Agents).

2.10 General Provisions Regarding Payments.

(a) All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 2:00 p.m. on the date due at the Principal Office of the Administrative Agent for the account of the Lenders; for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c) The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d) Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall not be included in the computation of the payment of interest hereunder.

(e) Except as otherwise agreed to by a Lender, the Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 2:00 p.m. to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.6 from the date such amount an Event of Default under Section 7.1(a) resulted from the failure to make appropriate payment until the date such amount is paid in full.

(f) If an Event of Default shall have occurred and be continuing, and the maturity of the Obligations shall have been accelerated pursuant to Section 7.1 or payments or proceeds are received as a result of the exercise of remedies with respect to the Collateral, all payments or proceeds received by the Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 9 of the Security Agreement.

2.11 Ratable Sharing. Subject to Section 7.2, the Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.11 shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express provisions hereof or (b) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations.

2.12 Making or Maintaining Loans.

(a) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date (i) any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) the Administrative Agent is advised by the Requisite Lenders (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Eurodollar Rate Loans has become impracticable, as a result of contingencies occurring after the date hereof that materially and adversely affect the London interbank market or the position of the Lenders in that market, then, and in any such event, such Lenders (or in the case of the proceeding clause (i), such Lender) shall be an “Affected Lender” and such Affected Lender shall on that day give notice (by email or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender).

If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) Lenders constituting Requisite Lenders pursuant to clause (ii) of the preceding sentence, then at the election of the Borrower, either (A) interest on their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be converted to Base Rate Loans, whether on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its portion of the Loans to such day or, immediately, if such Lender may not lawfully continue to maintain its portion of the Loans or (B) the Borrower shall prepay the Affected Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its portion of the Loan to such day, or immediately, if such Lender may not lawfully continue to maintain its portion of the Loan. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Notice of Borrowing, the Borrower shall have the option, subject to the provisions of Section 2.12(b), to rescind such Notice of Borrowing as to all Lenders by giving written or telephonic notice (promptly confirmed by delivery of written notice thereof) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.12(a) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as Eurodollar Rate Loans in accordance with the terms hereof.

(b) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid and any breakage fees owed by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) actually incurred by such Lender that such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of the Loans does not occur on the Closing Date; (ii) if any prepayment or other principal payment of, any Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(c) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender, so long as such making, carrying or transfer at, to or for the account of such branch office does not result in any material cost, fee or expense payable by the Borrower.

(d) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.12 and under Section 2.13 shall be made as though such Lender had actually funded its Loan through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to the definition of LIBOR in an amount equal to the amount of such Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund its Loan in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.12 and under Section 2.13.

2.13 Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.14 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (regardless of whether the underlying law, treaty or governmental rule, regulation or order was issued or enacted prior to the date hereof), including the introduction of any new law, treaty or governmental rule, regulation or order but excluding solely proposals thereof or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or (B) any guideline, request or directive by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) or any implementation rules or interpretations of previously issued guidelines, requests or directives, in each case that is issued or made after the date hereof: (i) subjects any Recipient to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b), (c) and (d) of the definition of Excluded Taxes and (3) Connection Income Taxes) on its Loans or Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to any company controlling such Lender); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or in a lump sum or otherwise as such Lender in its reasonable discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.13(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (A) the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to a Lender under this Section 2.13(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. For the avoidance of doubt, subsections (a) and (b) of this Section 2.13 shall apply to all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority), regardless of the date adopted, issued, promulgated or implemented.

(c) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).

2.14 Taxes; Withholding, Etc.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or Parent under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified

Tax, then the sum payable by the Borrower or Parent, as applicable shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower or Parent, as applicable, shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower and Parent shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient on its own behalf (with a copy to the Administrative Agent), or by the Administrative Agent on behalf of another Recipient, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify each Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or Parent has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and Parent to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or Parent, as the case may be, to a Governmental Authority pursuant to this Section 2.14, the Borrower or Parent, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(f)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(1) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(w) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Credit Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (II) with respect to any other applicable payments under any Credit Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(x) properly completed and executed originals of IRS Form W-8ECI;

(y) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (I) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (II) properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(z) to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. In addition, each Lender agrees that if any form or certification it previously delivered expires by its terms, upon the request of Borrower it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. If any Agent is not a Lender, this Section 2.14(f) shall apply mutatis mutandis to such Agent as if it were a Lender.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.15 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 2.12, 2.13 or 2.14, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Loans, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances that would cause such Lender to be an Affected Lender would cease to exist or the additional amounts that would otherwise be required to be paid to such Lender pursuant to Sections 2.12, 2.13 or 2.14 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.15 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.15 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

2.16 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Sections 2.12, 2.13 or 2.14, (ii) the circumstances that have caused such Lender to be an Affected Lender or that entitle such Lender to receive such payments or require the Borrower to make such payments shall remain in effect, and (iii) in the case of payments under Section 2.12 or 2.13, such Lender shall fail to withdraw such notice within five Business Days after the Borrower’s request for such withdrawal; (b) any Lender is a Defaulting Lender or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 9.5(b), the consent of the Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each, a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 9.6 and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, Defaulting Lender or a Non-Consenting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to the Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.7; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Sections 2.12(b), 2.13 or 2.14 or otherwise as if it were a prepayment (including, other than with respect to any Defaulting Lender, any Applicable Prepayment Premium) and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a

Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender with respect to actions arising prior to the time such Lender became a Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.6 on behalf of a Non-Consenting Lender, Defaulting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.6.

2.17 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Anything contained herein to the contrary notwithstanding, if any Lender becomes a Defaulting Lender, then, until such time, if any, that such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender shall have a right to approve or disapprove any amendment, waiver or consent described in clause (vi), (vii), (viii), (ix), (x), (xi) or (xii) of Section 9.5(b) only if such amendment, waiver or consent would disproportionately impacting such Defaulting Lender in relation to other Lenders.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender.

SECTION 3. CONDITIONS PRECEDENT

3.1 Conditions Precedent to Closing Date. The Closing Date and the obligation of each Lender to make a Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 9.5, of the following conditions:

(a) Credit Documents. The Administrative Agent shall have received sufficient copies of each Credit Document executed and delivered by Borrower and the Parent (and, in the case of the Issuer Acknowledgment, each other party thereto), as the case may be, for each Lender party thereto.

(b) Organizational Documents; Incumbency; Account Opening. The Administrative Agent shall have received (i) a copy of each Organizational Document of the Borrower certified as of a recent date by the appropriate governmental official or the Borrower, as applicable, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of the Borrower executing the Credit Documents to which it is a party; (iii) resolutions of the board of directors or managers or similar governing body of the Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of the Borrower’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; (v) each of the documents or evidence set forth in clauses (i) through (iv) above as though references to “Borrower” were replaced with a reference to Parent; and (vi) all account opening documentation requested by any Agent, Lender or the Securities Intermediary at least one Business Day prior to the Closing Date.

(c) Governmental Authorizations and Consents. The Borrower shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(d) Personal Property Collateral. In order to meet certain requirements under the Security Agreement relating to the Collateral and to create in favor of each Applicable Lender a valid, perfected First Priority security interest in such personal property Collateral the Borrower shall have delivered to each Applicable Lender:

(i) certificates registered in the name of the Borrower representing 32,200,000 Class B Shares in the aggregate, together with undated stock powers executed by Borrower in blank and bearing “Z-level” medallion guaranty, shall have been delivered to the Securities Intermediary and credited to the Eligible Collateral Brokerage Accounts on or before the Closing Date (such that each Applicable Lender’s Eligible Collateral Brokerage Account holds or has credited to it such Applicable Lender’s Pro Rata Share thereof), and all such Pledged Shares shall be Eligible Class B Shares;

(ii) certificates registered in the name of the Borrower representing 32,200,000 Class B Units in the aggregate, together with undated stock powers executed by Borrower in blank and bearing “Z-level” medallion guaranty, shall have been delivered to the Securities Intermediary and credited to the Eligible Collateral Brokerage Accounts on or before the Closing Date (such that each Applicable Lender’s Eligible Collateral Brokerage Account holds or has credited to it such Applicable Lender’s Pro Rata Share thereof), and all such Pledged Units shall be Eligible Class B Units; and

(iii) certificates representing 50% of IDRs in the aggregate, together with undated stock powers executed by Borrower in blank, shall have been delivered to the

Securities Intermediary and credited to the Eligible Collateral Brokerage Accounts on or before the Closing Date (such that each Applicable Lender’s Eligible Collateral Brokerage Account holds or has credited to it such Applicable Lender’s Pro Rata Share thereof), and all such Pledged IDRs shall be Eligible IDRs;

(iv) Evidence satisfactory to each Applicable Lender of the compliance by the Borrower with its obligations under the Security Agreement and the other Collateral Documents (including any obligations to execute and/or deliver, as applicable, UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein), including each Collateral Account Control Agreement.

(e) Opinion of Counsel to Borrower and Parent. The Lenders and their respective counsel shall have received originally an executed copy of the favorable written opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Borrower and the Parent as to such matters as Administrative Agent may reasonably request (including capacity, authorization, due execution and no contravention), dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to the Agents and the Lenders).

(f) Fees. The Borrower shall have paid to (i) the Agents and the Initial Lenders the fees payable on the Closing Date referred to in Section 2.7, (ii) to one primary counsel of the Agents and the Initial Lenders all reasonable fees, charges and disbursements of such counsel to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent), (iii) each Initial Lender the applicable Upfront Fee, (iv) any fees associated with consummation and effectiveness of the Collateral Account Control Agreement to the extent invoiced prior to the Closing Date and (v) all fees and expenses required to be paid pursuant to the DBTCA Agreement on or prior to the Closing Date. For the avoidance of doubt, if the amounts referred to in the preceding sentence have not been paid prior to the Closing Date, the Agents or the Initial Lenders, as applicable, may elect to reduce the proceeds to Borrower of the relevant Loan or Loans made on the Closing Date in order to pay each relevant party.

(g) Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a solvency certificate from each of the Borrower and Parent, each in form and scope reasonably satisfactory to the Administrative Agent, and demonstrating that after giving effect to the consummation of the transactions contemplated by the Credit Documents, each of the Borrower and the Parent, respectively, is and will be Solvent.

(h) Secretary’s Certificate. The Borrower and Parent shall have delivered to Administrative Agent an originally executed Secretary’s Certificate, together with all attachments thereto.

(i) No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents, or that could reasonably be expected to have a Material Adverse Effect.

(j) Letter of Direction. The Administrative Agent shall have received a duly executed letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(k) PATRIOT Act Information. Prior to the Closing Date, the Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “PATRIOT Act”) to the extent requested in writing at least two days prior to the Closing Date.

(l) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing duly executed by an Authorized Officer.

(m) Representations and Warranties. The representations and warranties of the Borrower contained in Section 4 of this Agreement or in any other Credit Document shall be true and correct on and as of the date of the making of the applicable Loan, before and after giving effect to the borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date. The representations and warranties of the Parent contained in Sections 3.1(c), 3.1(d), 3.1(f), 3.1(o), and 3.1(v) of the Parent Guaranty shall be true and correct on and as of the date of the making of the applicable Loan, before and after giving effect to the borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; provided that each of the other representations and warranties of the Parent contained in the Parent Guaranty to which the Parent is a party shall be true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality, in which case it shall be true and correct in all respects) on and as of the date of the making of the applicable Loan, before and after giving effect to the borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality, in which case it shall be true and correct in all respects) as of such earlier date.

(n) No Default. No Default or Event of Default shall exist or be continuing on such date or would result after giving effect to the making of the Loan requested to be made on such date.

(o) Stop Date. The initial drawing of the Loans shall have occurred on or prior to the date seven Business Days immediately following the date of this Agreement.

(p) Independent Director. An Independent Director shall have been duly appointed by the Borrower, the Administrative Agent shall have received the Independent Director Engagement Letter duly executed by the Parent (or a Subsidiary thereof) and all fees, expenses and other costs related thereto required to be paid on or prior to the Closing Date shall have been paid.

(q) Lien Searches. Each Administrative Agent shall have received evidence of the results of searches for Liens and judgments against Borrower satisfactory to the Administrative Agent.

(r) No Extraordinary Event. No Issuer Extraordinary Event or Parent Extraordinary Event has occurred and is continuing.

(s) Loan to Value Percentage.

(i) The Loan to Value Percentage as of the Closing Date, after giving effect to the Loans made on the Closing Date, shall be less than the Margin Initial Level (with the Loan to Value Percentage determined for such purpose based on an Eligible Equity Market Value based on the Common Stock Price for the Scheduled Trading Day immediately preceding the Closing Date).

(ii) The Calculation Agent shall have received confirmation from each Applicable Lender that, after giving effect to the making of such Loans, each Applicable Lender has Collateral in its Eligible Collateral Brokerage Account as necessary to ensure that such Applicable Lender holds Eligible Class B Shares, Eligible Class B Units and Eligible IDRs in accordance with its Pro Rata Share (in each case, subject to Section 2.9(g)).

(t) First Wind Acquisition. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the acquisition pursuant to the Purchase and Sale Agreement, dated as of November 17, 2014, among SunEdison Inc., TerraForm Power, LLC, TerraForm Power, Inc., First Wind Holdings, LLC, First Wind Capital, LLC, certain members of First Wind Holdings, LLC, D. E. Shaw Composite Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P., will close substantially contemporaneously with the funding of the Loans hereunder.

Borrower acknowledges and agrees that any Agent or Lender is entitled to deliver a copy of any document or other evidence received by it pursuant to this Article 3 to any other Agent or Lender.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make each Loan to be made thereby, the Borrower represents and warrants to each Lender as of the Closing Date the following statements are true and correct:

4.1 Organization; Requisite Power and Authority; Qualification. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite power and authority to enter into the Credit Documents and to carry out the transactions contemplated thereby and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations.

4.2 Equity Interests and Ownership. The Borrower does not have, nor has it ever had, any Subsidiary. All of the Equity Interests in the Borrower are directly owned by SunEdison Holding Corporation, a Delaware corporation, and a wholly-owned Subsidiary of the Parent and all such Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which the Borrower is a party requiring, and there is no membership interest or other Equity Interests of the Borrower outstanding that upon conversion or exchange would require, the issuance by the Borrower of any additional membership interests or other Equity Interests of the Borrower or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Equity Interests of the Borrower.

4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of the Borrower.

4.4 No Conflict. The execution, delivery and performance by the Borrower of the Credit Documents and the consummation of the transactions contemplated thereby (including the exercise of rights and remedies under the Credit Documents, including any sale by any Lender or their respective Affiliates of Class A Shares issuable upon exchange of Pledged Shares and Pledged Units) do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to the Borrower or Parent (in each case, including any anti-fraud or reporting provisions of the Exchange Act), (ii) any of the Organizational Documents of the Borrower, Parent, the Issuer or the Units Issuer, (iii) any trading policy of Issuer applicable to the Parent or any Affiliate of the Parent, including the Issuer’s window period policy, (iv) any agreement with Issuer and/or Units Issuer to which Parent or Borrower is a party or (v) any order, judgment or decree of any court of competent jurisdiction or other agency of government binding on the Borrower or Parent or any of their assets; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default or termination event (each howsoever defined) under (i) any Indebtedness, Swap Contract or other contractual obligation of the Borrower, (ii) the L/C Facility or the D. E. Shaw Notes, (iii) any other material Indebtedness, material Swap Contract or material contractual obligations of the Parent or any of the Parent’s Subsidiaries (other than the Borrower) or that affect any of their respective assets or (iv) or any agreement by the Borrower, Parent or any of the Parent’s other Subsidiaries with any other Person that limits or restricts the Parent’s or the Borrower’s ability to pledge, assign or otherwise transfer any securities of the Issuer or the Unit Issuer consisting of Collateral and required to be pledged pursuant to this Agreement; (c) result in or require the creation or imposition of any Lien upon any of the assets of the Borrower or Parent (in each case, other than Permitted Liens); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation of the Borrower or Parent, except for such approvals or consents that will be obtained on or before the Closing Date.

4.5 Governmental Consents. The execution, delivery and performance by the Borrower of the Credit Documents and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as have been obtained or made, as applicable, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to each Applicable Lender (or to the Administrative Agent for delivery to each Applicable Lender) for filing and/or recordation, as of the Closing Date.

4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7 Adverse Proceedings, Etc. There are no Adverse Proceedings. The Borrower is not (a) in violation of any applicable laws, or (b) subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.8 Assets. The Borrower has good title to all of its assets. Except for the Permitted Liens, all the properties and assets owned by the Borrower are free and clear of Liens. The Borrower does not own any assets other than Permitted Assets.

4.9 Payment of Taxes and Tax Status. All U.S. federal and state income and other material tax returns and reports of the Borrower and any Subsidiary thereof filing a consolidated, combined or unitary tax return with either the Borrower or Parent (each such Subsidiary, a “Filing Subsidiary”) required to be filed have been timely filed (taking into account all applicable extensions), and all taxes shown on such tax returns and reports to be due and payable and all other material taxes upon the Borrower and each Filing Subsidiary and each of their respective properties, assets, income, businesses and franchises that are due and payable have been timely paid, other than any such taxes that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted for which adequate reserves or other appropriate provisions, as required in conformity with GAAP, have been made or provided therefor. There is no pending or proposed written tax assessment against the Borrower or any Filing Subsidiary that would, if upheld, have a Material Adverse Effect. The Borrower is not party to any tax sharing agreement other than any tax sharing agreement involving solely the Parent and its Subsidiaries. The Borrower is neither engaged, nor has it ever been engaged, in a trade or business, and it neither has, nor has it ever had, a permanent establishment, in all cases in any country other than the United States. The Borrower is disregarded as separate from its owner, which is a U.S. Person, for U.S. federal tax purposes.

4.10 [Reserved].

4.11 Other Contracts and Transactions.

(a) Other than the Credit Documents, documents related thereto or executed and delivered in connection therewith and its Organizational Documents and documents related or ancillary to carrying on its business, the Borrower is not, nor has it been since its formation, a party to any contract or other agreement.

(b) The Borrower does not engage in any business or conduct any activity, nor has it since its formation engaged in any business or conducted any activity other than the ownership of Permitted Assets and the performance of the transactions contemplated by the Credit Documents in accordance with the terms thereof and performance of activities incidental or related thereto and otherwise expressly contemplated herein and in the other Credit Documents, (ii) performing its obligations under the Credit Documents and the other documents related thereto or executed in connection therewith and (iii) and payment of taxes and fees and expenses necessary for compliance with this Agreement.

4.12 Governmental Regulation.

(a) The Borrower is not subject to regulation under the Federal Power Act or under any other federal or state statute or regulation that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations unenforceable.

(b) The Borrower is not, and after giving effect to the transactions contemplated under the Credit Documents will not be, required to be registered as an “investment company” under the Investment Company Act.

(c) None of the Borrower or any of its Affiliates has taken any action that would cause the transactions contemplated by the Credit Documents to violate or result in a violation of Regulations T, U or X.

4.13 [Reserved].

4.14 [Reserved].

4.15 Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Credit Documents, except as payable to the Agents and the Lenders and their respective Affiliates.

4.16 Solvency. The Borrower is, and upon the incurrence of the Obligations on the Closing Date, will be, Solvent. Borrower has no liabilities, except for the Obligations and the payment of taxes and fees and expenses necessary for compliance with the Credit Documents and applicable law.

4.17 Compliance with Statutes, Etc. The Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property.

4.18 PATRIOT Act. To the extent applicable, the Borrower is in compliance with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.19 No Material Non-public Information. The Borrower is not aware of, and is not entering into the Credit Documents or the transactions contemplated thereby on the basis of, any material Non-public Information in respect of the Issuer, the Units Issuer, the Class A Shares, the Class B Shares, the Class B Units or the IDRs or the Parent or its securities.

4.20 Bulk Sale and Private Sale. The Borrower understands that upon the occurrence of an Event of Default and the exercise of remedies pursuant to the Security Agreement, (a) a bulk sale of Class A Shares issuable upon exchange of the Pledged Shares and Pledged Units may occur that may result in a substantially discounted realization value with respect to the Pledged Shares and Pledged Units compared to the then current market price or the then current market value of the Pledged Shares and Pledged Units, (b) a private sale of Class A Shares issuable upon exchange of the Pledged Shares and Pledged Units may occur that may result in less proceeds than a public sale and/or a private sale of Pledged Shares and Pledged Units and (c) a bulk sale and/or private sale of Pledged Shares, Pledged Units and/or Pledged IDRs may occur that may result in a substantially discounted realization value with respect to the Pledged Shares, Pledged Units and Pledged IDRs compared to the then current market price or the then current market value of the Pledged Shares, Pledged Units and Pledged IDRs and/or less proceeds than a public sale of Pledged Shares, Pledged Units and Pledged IDRs. The Borrower acknowledges and agrees that, to the extent any Lender or Agent exercises any of its rights or remedies through any such bulk sale or private sale, (i) such bulk sale or private sale may result in a lower sale price than would be obtainable through a public sale and (ii) such bulk sale or private sale shall not be considered to be not commercially reasonable disposition under the Uniform Commercial Code solely because it is conducted as a bulk or private sale or results in a lower sale price than would be obtainable through a public sale.

4.21 [Reserved].

4.22 Status of Shares and Units.

(a) Each Class B Share and Class B Unit to be credited to any Eligible Collateral Brokerage Account, (i) has been duly authorized, validly issued and is fully paid and non-assessable and (ii) is not subject to any Transfer Restrictions (whether in the hands of the

Borrower or any Lender or any Agent exercising its rights with respect thereto under the Credit Documents) except for the Existing Class B Share Restrictions or the Existing Class B Unit Restrictions, as applicable, and Permitted Transfer Restrictions.

(b) Each Loan contemplated hereunder is entered into by the Borrower in good faith and at arm’s length and is a bona fide loan. Such Loan is not entered into with an expectation that the Borrower would default in its obligations thereunder. The Lien created under the Collateral Documents (including the pledge of the Pledged Shares, Pledged Units and Pledged IDRs) is a bona fide pledge to secure the Borrower’s obligations under the Credit Documents. The Borrower’s obligations under the Credit Documents provide for full recourse to the Parent under the Parent Guaranty. Such Collateral Documents are not entered into by the Borrower with the intent of facilitating a disposition of the Pledged Shares or Pledged Units subject to the Collateral Documents, or any Class A Shares issuable upon exchange thereof, or the Pledged IDRs.

(c) The Borrower has not engaged in or entered into any derivative or any other hedging transaction with respect to the Class A Shares, Class B Shares or Class B Units.

(d) The Issuer currently is not, and, to the knowledge of the Borrower, the Issuer does not expect to become a “United States real property holding corporation” as defined under Section 897 of the Code for any subsequent taxable year.

4.23 Notice of Assignment of Registration Rights. It is the intention of the Borrower that the Notice of Assignment of Registration Rights shall be for all rights under the Registration Rights Agreement with respect to the Class A Shares issuable upon exchange of the Pledged Shares and Pledged Units, including the right to effect an “Underwritten Takedown” (as defined therein) but excluding the rights under Section 3 thereof and excluding the right to request a “Long-Form Registration” (as defined therein).

4.24 Special Purpose Entity/Separateness. The Borrower is in compliance with the Required LLC Provisions.

4.25 Reporting Obligations. The Borrower has complied, and will comply, with its reporting obligations with respect to the Class A Shares and the Credit Documents and, if applicable, the Class B Shares and Class B Units, in each case, under Sections 13 and 16 of the Exchange Act and applicable securities laws of any other jurisdiction, including any required filings with the SEC.

4.26 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Collateral is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information concerning the Borrower furnished (whether in writing or orally) by or on behalf of the Borrower to the Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Commitment is in effect and until the payment in full of all Obligations (other than unmatured contingent indemnification obligations), the Borrower shall perform all covenants in this Section 5.

5.1 Certain Reports. The Borrower will deliver to Administrative Agent and Lenders:

(a) Notice of Default. Promptly upon any Authorized Officer of the Borrower or Parent obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default; or (ii) subject to Section 5.2, of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition, and what action the Borrower or Parent has taken, is taking and proposes to take with respect thereto;

(b) Notice of Litigation. Promptly upon any officer of the Borrower obtaining knowledge of the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower to Lenders, a written notice thereof together with such other information as may be reasonably available to the Borrower to enable Lenders and their counsel to evaluate such matters;

(c) Other Information.

(i) as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, a statement of assets and liabilities as at the end of such fiscal quarter and a statement of income and cash flows for such fiscal quarter, in each case, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the assets and liabilities, income or cash flows, as applicable, of the Borrower;

(ii) Promptly after any reasonable request by the Administrative Agent (acting for itself or on behalf of any Lender), copies of any detailed audit reports, management letters or recommendations submitted to the Borrower by independent accountants in connection with the accounts or books of the Borrower.

(iii) Promptly after delivery thereof to the investors or creditors of the Borrower or to the investors or creditors under the L/C Facility or the D. E. Shaw Notes or holders of Indebtedness of the Parent in excess of the Parent Default Threshold, copies of any financial statements and reports so delivered.

(iv) Promptly, and in any event within five Business Days after receipt thereof by the Borrower or any Affiliate of the Borrower that Controls the Borrower, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any such Affiliate other than an SEC inquiry related to an ordinary course review of periodic reports filed under the Securities Exchange Act of 1934, as amended.

(v) Prompt notification of any material change in accounting policies or financial reporting practices by the Borrower.

(vi) Such other information and data with respect to the Borrower as from time to time may be reasonably requested by the Administrative Agent (acting for itself or on behalf of any Lender).

(vii) Promptly after (1) the making of any amendment, supplement or other modification or change to the Organizational Documents of the Issuer or Units Issuer or (2) the making of any agreement (or any amendment, supplement or other modification to any agreement) with Issuer and/or Units Issuer to which Parent or Borrower is a party, (3) the entry by Borrower, Parent or any other Affiliate of Borrower into a lock-up agreement or similar restriction with respect to any Class A Shares, Class B Shares and/or Class B Units (whether in connection with an offering of Class A Shares, Class B Shares and/or Class B Units and/or any other securities and whether by Issuer, Borrower, Parent or any other Affiliate of Issuer) or (4) any change to the “Exchange Rate” (as defined in the Exchange Agreement).

5.2 Certification of Public Information. The Borrower shall not provide any Non-public Information with respect to the Parent, the Issuer or their respective securities to any Lender or Agent’s equity trading personnel or any other employee on the public side of such Lender or Agent’s information barriers (it being understood that none of such party’s contact details set forth in Appendix B hereto, in the Assignment Agreement (or with respect to a successor Agent, in the relevant documentation) pursuant to which any Lender or Agent becomes a party hereto or in any writing updating a party’s notice information pursuant to Section 9.1(a) contains details for any such equity trading personnel or other employee on the public side of such information barriers). Concurrently with the delivery of any document, notice or other communication regarding the transaction to any such personnel or employee by or on behalf of the Borrower in connection with the Credit Documents (each, a “Communication”), the Borrower shall be deemed to have represented that such document, notice or other communication does not contain any such Non-public Information.

5.3 Existence. The Borrower will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits necessary or material to its business.

5.4 Special Purpose Entity/Separateness.

The Borrower will maintain at all times an Independent Director, and will comply with the following limited liability company provisions of the Borrower (the “Required LLC Provisions”):

(a) maintain its own separate books and records and bank accounts;

(b) at all times conduct its business solely in its own name in a manner not misleading to other Persons as to its identity (including through the use of separate stationary, signage and business cards);

(c) not commingle its assets with assets of any other Persons and hold all of its assets in its own name;

(d) comply with all organizational formalities to maintain its separate existence;

(e) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, and not have its assets listed on any financial statement of any other Person; provided, that the Borrower’s assets may be included in consolidated financial statements of one of its Affiliates; provided, further, that for financial statements covering fiscal quarters ending on and after the first fiscal quarter ending after the Closing Date (i) appropriate disclosure within the consolidated financial statements or footnotes thereto shall be made to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on the Borrower’s own separate balance sheet;

(f) maintain an arm’s-length relationship with its Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis and on terms similar to those of an arm’s-length transaction (except (i) to the extent it may enter into any contract or any other Affiliate transaction permitted under this Agreement or the other Credit Documents, including making or repaying permitted intercompany loans) , (ii) any Affiliate may make additional capital contributions of Permitted Assets to the Borrower at such times, in such amounts and on such terms as they may, in their sole discretion, deemed appropriate or advisable, and the Borrower may receive and deal with the same and (iii) the Borrower may distribute, dividend or otherwise transfer the proceeds of the Loans and any other Permitted Assets, other than Collateral (except to the extent such Collateral has been released pursuant to the provisions of this Agreement), to Parent or any of its other Affiliates, in each case in a manner that is not prohibited by any provision of the Credit Documents;

(g) correct any known misunderstanding regarding its separate identity and not identify itself as a division of any other Person;

(h) maintain adequate capital in light of its size and character and in light of its contemplated business purpose, transactions and liabilities (it being understood that ownership of the Collateral will constitute such adequate capital); provided, the foregoing shall not require any parent to make any additional capital contributions to the Borrower;

(i) not amend, alter or change the terms of its limited liability company agreement in any material respect unless the Administrative Agent consents.

5.5 Payment of Taxes and Claims and Tax Status. Each of the Borrower and each Filing Subsidiary shall (1) file all required federal and state income and other material tax returns and (2) pay all taxes shown to be due and payable on such tax returns and all other material taxes imposed upon them or any of their respective properties, assets, income, businesses or franchises, before any penalty or fine attaches thereto; provided, no such tax need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made or provided therefor, and (b) in the case of a tax that has or may become a Lien against any of the Collateral, such contest proceedings operate to stay the sale of any portion of the Collateral to satisfy such tax. The Borrower shall not file or consent to the filing of any consolidated, combined, unitary or similar group income tax return with any Person (other than Parent and any of its Subsidiaries). The Borrower shall neither elect to change, nor permit any Affiliate to take any action that would change, the Borrower’s classification for U.S. federal income tax purposes as set forth in the last sentence of Section 4.9.

5.6 Compliance with Laws.

(a) The Borrower will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority. The Borrower will comply with its reporting obligations with respect to the Class A Shares and the Credit Documents and, if applicable, the Class B Shares and Class B Units, in each case, under Sections 13 and 16 of the Exchange Act and applicable securities laws of any other jurisdiction, including any required filings with the SEC. The Borrower will make any portion of any filing with the SEC on Form 8-K, Form 10-Q, Form 10-K, Schedule 13D or Schedule 13G that relates to the Credit Documents (including any filing of any part of the Credit Documents as an exhibit thereto) in substantially the form previously provided to the Administrative Agent and each Lender with a reasonable opportunity to comment thereon (it being understood that Borrower and Parent will not be required to provide Administrative Agent or any Lender with any portion of such filing other than any such portion or exhibit that relates to the Credit Documents).

(b) The Borrower shall conduct its affairs in such a manner so as to ensure that the Borrower will not be required to register as an “investment company” under the Investment Company Act.

(c) The Borrower shall conduct its affairs in such a manner so as to ensure that it is not subject to regulation under the Federal Power Act or under any other federal or state statute or regulation that may limit its ability to incur indebtedness or that may otherwise render all or any portion of the Obligations unenforceable.

5.7 Compliance with the Registration Rights Agreement. In connection with the exercise of remedies under Section 8 of the Security Agreement, at the request of any Applicable Lender, the Borrower will use its commercially reasonable efforts to cause the Issuer to comply with its obligations under the Registration Rights Agreement. Borrower shall not agree to amend any provision of the Registration Rights Agreement in a manner adverse to any Applicable Lender or any Agent.

5.8 Further Assurances. At any time or from time to time upon the request of the Administrative Agent, Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or any Applicable Lender may reasonably request in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Collateral Documents. In furtherance and not in limitation of the foregoing, the Borrower shall take such actions as the Administrative Agent or any Applicable Lender may reasonably request from time to time to ensure that the Obligations are secured by all of the assets of the Borrower except to the extent otherwise expressly permitted under this Agreement (including, for example, asset released pursuant to Section 2.9). Promptly, upon the reasonable request of the Administrative Agent or any Lender, at the Borrower’s expense, the Borrower shall execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause or authorize to be registered, filed or recorded (in each case, to the extent applicable), in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Documents or otherwise deemed by the Administrative Agent or any Applicable Lender reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens (other than Permitted Liens). The Borrower shall deliver or cause to be delivered to the Administrative Agent and each Applicable Lender from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and each Applicable Lender as the Administrative Agent and any Applicable Lender shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Collateral Documents.

5.9 Dividends. The Borrower shall cause any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether paid in cash or in kind) on or in respect of the Pledged Shares, the Pledged Units or the Pledged IDRs to be paid into or credited to the Eligible Collateral Brokerage Accounts (such that each Applicable Lender’s Eligible Collateral Brokerage Account contains such Applicable Lender’s Pro Rata Share of such dividend, charge, fee or other distribution) in cleared funds promptly on receipt by the Borrower (and shall direct the Securities Intermediary accordingly).

5.10 Stock-Based Financing Transaction; Stock Disposal Transaction. Promptly following the entry by Borrower or any of its Affiliates into any Stock-Based Financing Transaction or Stock Disposal Transaction, or an agreement to effect the same, or the occurrence of any amendment, adjustment or other modification to the terms of any Stock-Based Financing Transaction or Stock Disposal Transaction, Borrower shall deliver to the Administrative Agent a copy of each of the definitive documents governing such transaction, such amendment or such adjusted or modified terms, as applicable; provided that such covenant shall be deemed satisfied to the extent such copies of such documents are delivered to the Administrative Agent by the Parent in accordance with Section 3.2(h) of the Parent Guaranty.

5.11 Class B Units Ownership Notice. Upon reasonable written request from any Lender, the Borrower shall promptly (but, in any event, within three Business Days) notify all

Lenders and the Administrative Agent of the number of Class B Units then owned (within the meaning of Section 3.10 of the Units Issuer LLC Agreement) by Parent and its Controlled Affiliates (within the meaning of Section 3.10 of the Units Issuer LLC Agreement); provided that such covenant shall be deemed satisfied to the extent such notices are delivered to all Lenders and the Administrative Agent by the Parent pursuant to Section 3.2(o) of the Parent Guaranty.

SECTION 6. NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Commitment is in effect and until the payment in full of all Obligations (other than unmatured contingent indemnification obligations), the Borrower shall perform all covenants in this Section 6.

6.1 Indebtedness. The Borrower shall not, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except the Obligations and the payment of taxes and fees and expenses necessary for compliance with the Credit Documents and applicable law.

6.2 Liens. The Borrower shall not, directly or indirectly, create, incur, assume or permit to exist any Lien (other than Permitted Liens) on or with respect to any property or asset of any kind of the Borrower, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien (other than Permitted Liens) with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under the intellectual property laws, rules or procedures, except Liens in favor of the Applicable Lenders granted pursuant to any Credit Document.

6.3 Restricted Payments. The Borrower shall not, through any manner or means or through any other Person, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment (a) except payments made on the Closing Date with the proceeds of the Loans and (b) except that so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may make a distribution to the Parent of any Margin Cash Collateral or other assets released pursuant to Section 2.9.

6.4 Investments. The Borrower shall not, directly or indirectly, make or own any Investment in any Person other than Permitted Assets.

6.5 Fundamental Changes; Disposition of Assets; Acquisitions.

(a) The Borrower shall not enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of all or any part of the Permitted Assets, except to the extent such Permitted Assets are released in accordance with this Agreement.

(b) Borrower shall not, and shall not permit Parent or any other Affiliate of Borrower or Parent to, (i) sell, transfer, pledge or encumber, or suffer to exist a Lien (other than Liens granted under the Collateral Documents and other than sales, transfers, pledges, encumbrances and Liens pursuant to or permitted by documents evidencing or governing the L/C Facility or D. E. Shaw Notes relating to Class A Shares, Class B Shares, Class B Units and/or IDRs other than Pledged Shares, Pledged Units and Pledged IDRs; provided that any proceeds of such permitted sales or transfers that are not a result of an exercise of rights of creditors under the L/C Facility or D. E. Shaw Notes shall be used to repay the Loans hereunder immediately upon receipt thereof unless such proceeds are used to repay or cash collateralize obligations thereunder) on any Class A Shares, Class B Shares, Class B Units and/or IDRs, or (ii) enter into any Stock-Based Financing Transaction, in each case, regardless of whether the relevant securities are held in the Eligible Collateral Brokerage Accounts. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing or would result therefrom, (x) Borrower may sell Class A Shares issuable upon exchange of Eligible Class B Shares and Eligible Class B Units if the relevant sale and release satisfy the requirements set forth in Section 2.9(c)(ii) and (y) Borrower, Parent or any other Affiliate of Borrower may enter into a Stock-Based Financing Transaction that satisfies the requirements set forth in Section 5.10 and (1) is not secured by, and does not relate to, any Pledged Shares or Pledged Units (or Class A Shares issuable upon exchange thereof) or Pledged IDRs, (2) is not secured by, and does not relate to, any Class B Shares or Class B Units (or Class A Shares issuable upon exchange thereof) released from the Liens granted under the L/C Facility or the D. E. Shaw Notes and (3) to the extent such Stock-Based Financing Transaction is the L/C Facility or the D. E. Shaw Notes, is an amendment, adjustment or other modification to the terms of the L/C Facility or the D. E. Shaw Notes (in each case under this clause (3), other than any direct or indirect increase in the number of Class A Shares, Class B Shares or Class B Units subject to the Liens granted thereunder); provided, that, notwithstanding any of the foregoing to the contrary (and whether or not any Event of Default has occurred or is continuing), Class B Shares or Class B Units (or Class A Shares issuable upon exchange thereof) released from the Liens granted under the D. E. Shaw Notes may, following such release, be subject to Liens granted on the collateral securing the L/C Facility. It is understood and agreed that for so long as Borrower is prohibited from agreeing not to (and not to permit Parent or any other Affiliate of Borrower or Parent to) pledge or encumber or suffer to exist Liens on any Class A Shares, Class B Shares, Class B Units and/or IDRs pursuant to clause (i) or clause (ii) above (such agreements, the “Negative Pledge Agreements”) by Section 7.09 of the L/C Facility, the Negative Pledge Agreements shall not be operative, but the Negative Pledge Agreements shall become operative immediately, and without any further action of any party, upon Borrower ceasing to be so prohibited; it is further understood and agreed that Borrower shall not permit Parent or any other Affiliate of Borrower to amend Section 7.09 of the L/C Facility to permit such agreement without the consent of the Applicable Lenders.

(c) Borrower shall cause Parent (together with its Controlled Affiliates (as defined in the Units Issuer LLC Agreement)) to own at all times a number of Class B Units (excluding any Pledged Units and excluding any other Class B Units that are subject to any Lien, other than Liens pursuant to the L/C Facility) that is equal to or greater than the greater of (i) 17,000,000 Class B Units and (ii) such other number of Class B Units as may then be required pursuant to Section 3.10 of the Units Issuer LLC Agreement (such greater number, the “Class B Units Threshold”). Borrower shall not, and shall not permit Parent or its Controlled

Affiliates (as defined in the Units Issuer LLC Agreement) to, enter into any Stock Disposal Transaction or Stock-Based Financing Transaction (other than the L/C Facility and the D. E. Shaw Notes) that could, upon consummation thereof or the occurrence of any condition or event, result in Parent (together with its Controlled Affiliates (as defined in the Units Issuer LLC Agreement)) owning a number of Class B Units (excluding any Pledged Units and excluding any other Class B Units that are subject to any Lien, other than Liens pursuant to the L/C Facility) that is less than the Class B Units Threshold.

6.6 Limitation on Borrower’s Activities. From and after the Closing Date, the Borrower shall not, directly or indirectly, (i) engage in any business or conduct any activity other than its ownership of Permitted Assets, except for (x) the performance of the transactions contemplated by the Credit Documents in accordance with the terms thereof, (y) the performance of ministerial activities and payment of taxes and fees and expenses necessary for compliance with this Agreement and applicable law and (z) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (ii) enter into any contractual obligation or any transaction or agreement between itself and any Person other than this Agreement or the other Credit Documents, its Organizational Documents and documents ancillary or related to carrying on such activities, (iii) have any Subsidiaries or (iv) change its capital structure.

6.7 Amendments or Waivers of Organizational Documents. The Borrower shall not agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its Organizational Documents after the Closing Date without in each case obtaining the prior written consent of the Administrative Agent and the Requisite Lenders to such amendment, restatement, supplement or other modification or waiver.

6.8 IDRs. Borrower will not, and will not permit Parent or any of its other Affiliates to, make any “IDR Reset Election” or deliver any “Reset Notice” (each as defined in the Units Issuer LLC Agreement) with respect to any Pledged IDRs.

6.9 Status of Shares and Units. No Pledged Share or Pledged Unit credited to the Eligible Collateral Brokerage Accounts shall (i) not be duly authorized, validly issued and fully paid and non-assessable, (ii) be subject to any Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Credit Documents) except for the Existing Class B Share Restrictions and Existing Class B Unit Restrictions and Permitted Transfer Restrictions or (iii) have been transferred after the Closing Date.

6.10 Regulations of the Board of Governors. The Borrower will not take any action that would cause the transactions contemplated by the Credit Documents to violate or result in a violation of Regulations T, U or X.

SECTION 7. EVENTS OF DEFAULT

7.1 Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments or Post Margin When Due. Failure by the Borrower (i) to pay (A) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (B) any interest on any Loan or any fee or any other amount due hereunder within two Business Days after the date due; or (ii) to provide a notice, prepay the Loans or post when due sufficient Margin Cash Collateral, in each case of this clause (ii), as required under Section 2.9; or

(b) Breach of Certain Covenants. Failure of the Borrower to perform or comply with any term or condition contained in Section 2.3, Section 5.1(a)(i), Section 5.3 or Section 6; or

(c) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by the Borrower in any Credit Document or in any statement or certificate at any time given by the Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(d) Other Defaults Under Credit Documents. The Borrower shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 7.1, and such default shall not have been remedied or waived within twenty days after the earlier of (i) an officer of Borrower becoming aware of such default or (ii) receipt by the Borrower of notice from Administrative Agent or the Requisite Lenders of such default; or

(e) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Parent or the Borrower in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Parent or the Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Parent or the Borrower, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Parent or the Borrower for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or Parent, and in the case of Parent, any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(f) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Parent or Borrower shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent or Borrower shall make any assignment for the benefit of creditors; or (ii) Parent or Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Parent or Borrower (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 7.1(e); or

(g) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process shall be entered or filed against the Borrower or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(h) Dissolution. (i) There occurs a dissolution or liquidation of the Borrower or the Parent or (ii) any order, judgment or decree shall be entered against the Borrower or the Parent decreeing the dissolution, liquidation or split up of Borrower or the Parent and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

(i) Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of (x) a release of Collateral in accordance with the terms hereof or thereof, (y) the satisfaction in full of the Obligations in accordance with the terms hereof) or (z) such Collateral Document ceasing to be a Collateral Document in connection with the assignment by an Applicable Lender of all of the Obligations owing to it in accordance with the terms hereof; provided that this clause (z) shall only apply to Collateral Documents entered into with such Applicable Lender) or shall be declared null and void, or any Applicable Lender shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of any Applicable Lender to take any action within its control, or (ii) the Borrower or the Parent shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability under any Credit Document to which it is a party or shall contest the validity or perfection of any Lien in any Collateral purported to be covered by the Collateral Documents; or

(j) Default under Parent Guaranty. (i) Any representation, warranty, certification or other statement made by the Parent in the Parent Guaranty or in any statement or certificate at any time given by the Parent in writing pursuant thereto or in connection therewith shall be false in any material respect as of the date made or deemed made or (ii) the Parent shall otherwise default in the performance of or compliance with any term contained in the Parent Guaranty beyond the grace period provided therefor, if any; or

(k) Borrower Change of Control. A Borrower Change of Control shall occur; or

(l) Failure to Include Independent Director. Failure of the Borrower’s board of directors or similar governing body to appoint an Independent Director reasonably satisfactory to the Administrative Agent (it being acknowledged and agreed that the Independent Director as of the Closing Date is reasonably satisfactory to the Administrative Agent); or

(m) Failure to Make Payment under Independent Director Engagement Letter. Failure to pay the fees and expenses of the Independent Director under the Independent Director Engagement Letter within five Business Days of the date required thereby; or

(n) Debt Purchase Transaction. The Parent, Borrower or any of their Affiliates or Issuer, Units Issuer or any of their Affiliates shall enter into any Debt Purchase Transaction; or

(o) Cross-Default. (i) (x) The Parent shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness of the Parent in a principal amount in excess of the Parent Default Threshold or any Indebtedness evidenced by or governing D. E. Shaw Notes, when and as the same shall become due and payable, and (y) any event or condition occurs that results in any Indebtedness of the Parent in a principal amount in excess of the Parent Default Threshold or any Indebtedness evidenced by or governing D. E. Shaw Notes becoming due prior to its scheduled maturity, or requiring the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity; provided that this clause (i) shall not apply to secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness; (ii) there shall occur under any Swap Contract to which the Parent is a party an early termination date (howsoever defined in such Swap Contract) resulting from any event of default (howsoever defined in such Swap Contract) under such Swap Contract as to which the Parent is the defaulting party (howsoever defined in such Swap Contract) or any termination event (howsoever defined in such Swap Contract) under such Swap Contract as to which the Parent is an affected party (however defined in such Swap Contract) and in either event the Swap Termination Value owed by the Parent as a result thereof is greater than the Parent Default Threshold; (iii) the Parent or the Borrower or any other Affiliate of the Borrower fails to make a payment (including of principal or interest) or a required transfer of collateral after the applicable grace period with respect thereto, if any, in respect of any Stock-Based Financing Transaction or there occurs and is continuing any default, event of default, collateral trigger or other event or circumstance giving rise to a right on behalf of the dealer, lender or other counterparty party to such Stock-Based Financing Transaction to liquidate any Class A Shares, Class B Shares, Class B Units and/or any other securities of Issuer or Units Issuer; or (iv) any failure by Parent to, or to cause its affiliates to, make payments or distributions under any Units Issuer Intercompany Agreement or the occurrence under any Units Issuer Intercompany Agreement of any event or condition, in each case, that results in any set-off against, or reduction in, any distributions in respect of the Pledged Units and/or Pledged IDRs in an aggregate amount that exceeds $250,000.00 for any fiscal quarter; or

(p) Issuer Acknowledgment. The Issuer, the Units Issuer, the Borrower or the Parent breaches, terminates, repudiates or purports to terminate the Issuer Acknowledgment; provided that a breach of Section 2.01(k) or Section 2.01(p) of the Issuer Acknowledgment shall not constitute an Event of Default;

(q) Lock-up Restrictions. The Pledged Shares or Pledged Units become subject to any Transfer Restrictions as a result of the entry by Borrower, Parent or any other Affiliate of Borrower into a lock-up agreement or similar restriction with respect to any Class A Shares, Class B Shares and/or Class B Units (whether in connection with an offering of Class A Shares, Class B Shares and/or Class B Units and/or any other securities and whether by Issuer, Borrower, Parent or any other Affiliate of Issuer);

THEN, (1) upon the occurrence and during the continuance of any Event of Default described in Section 7.1(a), 7.1(e) or 7.1(f), automatically, and (2) upon the occurrence of any other Event of Default, upon notice to the Borrower by the Administrative Agent (which notice the Administrative Agent shall deliver at the request of any Lender, specifying the relevant Lender or Lenders making such request therein (such Lenders, the “Accelerating Lenders” and such notice, an “Acceleration Notice”), (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower: (i) the unpaid principal amount of and accrued interest on the Loans of any such Accelerating Lenders (such Loans, the “Accelerated Loans”) and (ii) all other Obligations owing with respect to such Accelerated Loans to any such Accelerating Lenders; and (B) any such Accelerating Lenders may enforce any and all Liens and security interests granted to them pursuant to the Collateral Documents, and (C) the Administrative Agent may deliver to the Issuer the Notice of Assignment of Registration Rights (it being understood and agreed that the Administrative Agent shall not deliver such notice to the Issuer prior to the occurrence of the earlier of (x) any Event of Default described in Section 7.1(a), 7.1(e) or 7.1(f) and (y) the delivery of notice to the Borrower pursuant to clause (2) above). In addition to the foregoing rights and remedies, upon the occurrence and during the continuation of any Event of Default, any Lender may instruct the Administrative Agent to, and upon such instruction, the Administrative Agent shall, exercise any and all rights and remedies under the Parent Guaranty, at law or in equity, with respect to the Guaranteed Obligations (as defined therein) owing to such Lender. The Administrative Agent agrees to provide a copy of each Acceleration Notice to Lenders that are not the relevant Accelerating Lenders.

7.2 Application of Funds. (a) Except as provided for in clause (b) below, after all of the Loans have automatically become immediately due and payable (or if proceeds have been received by the Administrative Agent pursuant to clause (b) below), any amounts received by the Administrative Agent on account of the Obligations shall be applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Sections 2.12, 2.13 or 2.14) payable to each Agent and the Securities Intermediary in their capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders arising under the Credit Documents and amounts payable under Sections 2.12, 2.13 or 2.14, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Credit Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

provided that, if any Lender referred to in clauses Second, Third or Fourth above is (whether at the time of such payment or at the time of the acceleration of the relevant Applicable Lender’s Loans), or has been at any time in the 90 days immediately preceding any such time, an “affiliate” (as defined in Rule 144 under the Securities Act) of Issuer or Units Issuer, then such Lender (i) shall notify the Administrative Agent thereof and (ii) notwithstanding anything to the contrary herein or in any other Credit Document, will not be entitled to any payment of the proceeds from the sale by an Applicable Lender of Pledged Shares or Pledged Units or Class A Shares issuable upon exchange thereof or Pledged IDRs. Each Lender acknowledges to and agrees with each other Lender and Agent that it will comply with its obligations under clause (i) of the immediately preceding proviso.

(b) Notwithstanding clause (a) of this Section 7.2, all proceeds received by any Applicable Lender in respect of any sale of, any collection from, or other realization upon all or any part of the Relevant Collateral subject to the control of such Applicable Lender (other than control by virtue of another Lender acting as its agent for perfection) pursuant to the terms of the Collateral Documents, shall be applied by such Applicable Lender against the Obligations in the following order of priority:

First, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Administrative Agent (in the amount of such Applicable Lender’s Pro Rata Share of such costs and expenses or compensation of the Administrative Agent) and/or such Applicable Lender, and its affiliates, and their respective agents and counsel, and all other expenses, liabilities and advances made or incurred by the Administrative Agent (in the amount of such Applicable Lender’s Pro Rata Share of such amount made or incurred by the Administrative Agent) and/or such Applicable Lender, and its affiliates, in connection therewith, and all amounts for which the Administrative Agent (in the amount of such Applicable Lender’s Pro Rata Share of such amounts to which the Administrative Agent entitled) and/or such Applicable Lender is entitled to indemnification hereunder (in its capacity as an Agent and not as a Lender) and to the payment of all costs and expenses paid or incurred by the Administrative Agent (in the amount of such Applicable Lender’s Pro Rata Share of such amount paid or incurred by the Administrative Agent) and/or such Applicable Lender in connection with the exercise of any right or remedy under any Credit Document;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to such Applicable Lender and the

Administrative Agent (in the amount of such Applicable Lender’s Pro Rata Share of such amount owed to the Administrative Agent) arising under the Credit Documents and amounts payable under Sections 2.12, 2.13 and 2.14, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans of such Applicable Lender and other Obligations other than unpaid principal owed to such Applicable Lender arising under the Credit Documents;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans of such Applicable Lender; and

Fifth, to the Administrative Agent to be applied in accordance with clause (a) above.

7.3 Certain Provisions Related to Applicable Lenders.

(a) For the avoidance of doubt, each Applicable Lender may choose to exercise any remedies provided for herein or in any other Credit Document, or refrain from exercising such remedies, in its sole discretion with respect to the Relevant Collateral subject to its control under a Collateral Account Control Agreement. No Applicable Lender shall have any fiduciary or other duties to the other Lenders in connection with the exercise of remedies with respect to its applicable Eligible Collateral Brokerage Account or the Relevant Collateral credited thereto or otherwise and no Lender shall interfere with such exercise of remedies or claim (or support any claim by any third party) that a sale or other disposition of such Applicable Lender’s Relevant Collateral by such Applicable Lender was not commercially reasonable.

(b) In connection with any assignment by a Lender, the Borrower agrees to (i) establish a separate Eligible Collateral Brokerage Account with the Securities Intermediary, (ii) enter into a Collateral Account Control Agreement with respect to such Eligible Collateral Brokerage Account, (iii) if reasonably requested by the Securities Intermediary, enter into a customer account agreement or other agreement with the Securities Intermediary, (iv) if requested by the Securities Intermediary or such Lender, provide undated stock powers executed by Borrower in blank and bearing “Z-level” medallion guaranty (and such other documents as may then be required to give effect to the transactions contemplated pursuant to Article I of the Issuer Acknowledgment) and (v) make appropriate amendments to this Agreement and the other Credit Documents to reflect any administrative, technical or similar changes as are reasonably requested (it being understood that any such amendment that increases the Borrowers payment obligations under any Credit Document or adversely affects any other obligation of the Borrower under the Credit Documents in any material respects shall not be deemed to be reasonable) by the Applicable Lenders, the assignee or the Administrative Agent.

(c) Upon any Applicable Lender’s sale or other disposition of such Applicable Lender’s Relevant Collateral pursuant to Section 7.3(a), the security interest of each other Lender therein shall automatically terminate; provided that each such other Lender’s security interest shall attach to the proceeds of such sale or other disposition remaining after payment of all amounts specified in Section 7.2(b) clauses First through Fourth. Each Lender will execute, deliver and file such documents (including UCC-3 financing statements), if any, reasonably requested by an Applicable Lender to evidence such Lender’s release of its security interest in the Relevant Collateral of the foreclosing Applicable Lender that has been sold or otherwise disposed of.

(d) Each Lender agrees that (i) it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity, attachment, perfection or priority of any Lien of any Applicable Lender under any Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement.

(e) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Collateral Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing any of the Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any bankruptcy proceeding has been commenced by or against the Borrower or Parent, each Lender, hereby agrees that any Lien on the Collateral securing any Obligations now or hereafter held by or on behalf of any Lender, shall be pari passu and secured equally and ratably.

(f) In connection with any repayment, prepayment, assignment or otherwise, if for any reason the Collateral in each Applicable Lender’s Eligible Collateral Brokerage Account at any time does not contain each item of Collateral in accordance with such Applicable Lender’s Pro Rata Share (excluding, for the avoidance of doubt, as a result of any exercise of remedies by an Applicable Lender or as a result of rounding permitted under Section 2.9(g)), with notice to the Administrative Agent and each Lender, the Calculation Agent may instruct (or, at the reasonable request of any Lender with notice thereof to the Administrative Agent and each other Lender, will instruct), the Securities Intermediary to reallocate the Collateral among the Eligible Collateral Brokerage Accounts as necessary, such that after giving effect to such repayment, prepayment, assignment or other transaction, each Applicable Lender holds each item of Collateral in its Eligible Collateral Brokerage Account in accordance with its Pro Rata Share.

SECTION 8. AGENTS

8.1 Appointment of Agents. Deutsche Bank is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Deutsche Bank to act as Administrative Agent in accordance with the terms hereof and the other Credit Documents. Deutsche Bank is hereby appointed Calculation Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Deutsche Bank to act as Calculation Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 8 are solely for the benefit of the Agents and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of the provisions thereof, except as set forth in Sections 8.7 and 8.8(b). In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Parent or any of its Subsidiaries (including the Borrower).

For so long as such Applicable Lender controls an Eligible Collateral Brokerage Account, each of the Lenders and each Agent hereby irrevocably appoints each Applicable Lender as its agent to act on its behalf for purposes of Section 7.2 and the Security Agreement and authorizes each Applicable Lender to take such actions on its behalf and to exercise such powers as are contemplated by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder, each Applicable Lender shall act solely as an agent of the other Lenders and Agents and does not assume and shall not be deemed to have assumed any obligation towards or fiduciary relationship or trust with or for Borrower or Parent. The provisions of this Section 8.1 are solely for the benefit of the Lenders and Agents and neither Borrower nor Parent shall have rights as a third party beneficiary of any such provision.

8.2 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

8.3 General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of the Borrower or the Parent or to any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or the Parent, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to any Lender for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5) and, upon receipt of such instructions from the Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of any Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower, the Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of the Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 9.5).

(c) Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 8.3 and of Section 8.6 shall apply to the Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges

(including the exculpatory and indemnification provisions) of this Section 8.3 and of Section 8.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against the Borrower and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to the Borrower, any Lender or any other Person and none of the Borrower, any Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

8.4 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, the Parent or any of its Affiliates for services in connection herewith and otherwise without having to account for the same to Lenders.

8.5 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and the Parent in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and the Parent. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement and funding its Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders or the Lenders, as applicable on the Closing Date.

8.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no

Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

8.7 Successor Administrative Agent and Calculation Agent.

(a) The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by Requisite Lenders. A resigning (but not removed) Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Requisite Lenders (provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender), and the Administrative Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, the Requisite Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Administrative Agent, subject to the approval of the Borrower (which approval shall not be unreasonably withheld or delayed and shall not be required following the occurrence of and during the continuance of an Event of Default); provided that, in no event shall any such successor Administrative Agent be a Defaulting Lender. If neither the Requisite Lenders nor the Administrative Agent have appointed a successor Administrative Agent (or if the Borrower has not approved any such appointment to the extent required in the immediately preceding sentence), the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent (or upon the Required Lenders being deemed to have succeeds to the powers of the Administrative Agent), that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder or any actions taken or costs incurred after such resignation that arise as a result of its prior role as Administrative Agent hereunder.

(b) In addition to the foregoing, the Calculation Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrower. The Administrative Agent shall have the right to appoint a financial institution as Calculation Agent hereunder, subject to the reasonable satisfaction of the Requisite Lenders and, unless an Event of Default has occurred and is continuing, the Borrower, and the Calculation Agent’s resignation shall become effective on the earliest of (i) 30 days after delivery of the notice of resignation, (ii) the acceptance of such successor Calculation Agent by the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation, the Requisite Lenders with, unless an Event of Default has occurred and is continuing, the consent of the Borrower, shall have the right, upon five Business Days’ notice to the Administrative Agent, to appoint a successor Calculation Agent. Upon the acceptance of any appointment as Calculation Agent hereunder by a successor Calculation Agent, that successor Calculation Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Calculation Agent under this Agreement and the other Credit Documents. After any retiring Calculation Agent’s resignation hereunder as the Calculation Agent, the provisions of this Agreement and the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the other Credit Documents while it was the Calculation Agent hereunder or any actions taken or costs incurred after such resignation that arise as a result of its prior role as Calculation Agent hereunder.

8.8 Collateral Documents.

(a) Right to Realize on Collateral. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Applicable Lender hereby agree that in the event of a foreclosure or similar enforcement action by any Applicable Lender on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), any Applicable Lender (except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and any Applicable Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by such Applicable Lender at such sale or other disposition.

(b) Release of Collateral, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations (other than unmatured contingent indemnification obligations) have been paid in full and all

Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent and each Applicable Lender shall (without notice to, or vote or consent of, any other Lender) take such actions as shall be required to release its security interest in all Collateral.

(c) No Duty. Each Applicable Lender shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Applicable Lender’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall any Applicable Lender be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 9. MISCELLANEOUS

9.1 Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to the Borrower, the Collateral Agent or the Administrative Agent shall be sent via e-mail to the e-mail addresses of all the contacts listed for such Person in Appendix B or in the other relevant Credit Document, and in the case of any Lender, the e-mail addresses as indicated in Appendix B or otherwise indicated to Administrative Agent and the Borrower in writing; provided that any such notice or other communication shall at the request of the Administrative Agent be provided pursuant to this sentence to any sub-agent appointed pursuant to Section 8.3(c) as designated by the Administrative Agent from time to time. Each notice or other communication hereunder shall be deemed to have been given when sent via e-mail pursuant to the preceding sentence and no acknowledgement from the intended recipient shall be required; provided that if such notice or other communication is not sent via e-mail during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(b) Electronic Communications. The Borrower understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(c) Reliance by Agents and Lenders. Each Agent and each Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent, each Lender and their respective Affiliates from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with an Agent or a Lender may be recorded by such Agent or Lender and the Borrower hereby consents to such recording.

9.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (i) all the actual, reasonable and documented costs and expenses (other than costs and expenses of counsel, which are provided for in clause (ii) of this Section) of the Lenders, the Collateral Agents and the Agents incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (ii) the reasonable and documented fees, expenses and disbursements of one primary counsel to the Agents (in each case excluding allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (iv) all the actual costs and reasonable expenses (including the reasonable and documented fees, expenses and disbursements of one primary counsel to the Agents, the Collateral Agents and Lenders (in each case excluding allocated costs of internal counsel) of creating, perfecting, recording, maintaining and preserving Liens in favor of any Applicable Lender or Collateral Agent, including filing and recording fees, expenses and Taxes, stamp or documentary taxes and search fees; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any advisors and agents employed or retained by any Agent, any Applicable Lender, any Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (vi) all the fees and expenses of the Securities Intermediary payable pursuant to the DBTCA Agreement, (vii) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto; (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys’ fees (excluding allocated costs of internal counsel), placement fees or discounts and costs of settlement, incurred by any Agent, any Collateral Agent and any Lender in enforcing any Obligations of or in collecting any payments due from the Borrower hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale (whether registered under the Securities Act or otherwise), lease or license of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings; and (ix) each Lender’s (or its Affiliate’s) and each Collateral Agent’s (or its Affiliate’s) commercially reasonable costs, losses, charges, fees, expenses or duties of any kind directly relating to its commercially reasonable acquisition, establishment, reestablishment, substitution, maintenance, unwinding or disposition of, or realization or recovery of the proceeds of, or any part thereof, any transaction(s) entered into by such Lender or its Affiliate or such Collateral Agent or its Affiliate to hedge the market risk of the Collateral after the occurrence of an Event of Default that has not been waived pursuant to Section 9.5. All amounts due under this Section 9.2 shall be payable by the Borrower on demand therefor.

9.3 Indemnity.

(a) In addition to the payment of expenses pursuant to Section 9.2, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent, each Collateral Agent and each Lender and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent, each Collateral Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee or any of its officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents or Affiliates, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. Notwithstanding the foregoing, this Section 9.3 shall not apply to Taxes other than any Taxes that represent Indemnified Liabilities arising from any non-Tax claim.

(b) Notwithstanding anything to the contrary, to the extent permitted by applicable law, the parties hereto shall not assert, and the parties hereto hereby waive, any claim against each Lender, each Collateral Agent, each Agent and their respective Affiliates, directors, employees, attorneys, agents or sub-agents or the Borrower, the Parent or any of their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the parties hereto hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Nothing in this clause (b) shall affect the indemnification obligations of the Borrower under clause (a) of this Section 9.3.

(c) The Borrower also agrees that no Lender, no Collateral Agent, no Agent nor their respective Affiliates, directors, employees, attorneys, agents or sub-agents will have any liability to the Borrower or any person asserting claims on behalf of or in right of the Borrower or any other person in connection with or as a result of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, in each case, except in the case of the Borrower to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or its Affiliates, directors, employees, attorneys, agents, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Lender, Collateral Agent, Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents in performing its obligations under this Agreement or any Credit Document; provided, that in no event will such Lender, Collateral Agent, Agent, or their respective Affiliates, directors, employees, attorneys, agents or sub-agents have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s, Collateral Agent’s, Agent’s or their respective Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this

Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein. Additionally, in no event will the Borrower or any of its Affiliates, directors, employees, attorneys, agents or sub-agents have any liability to any Lender, any Collateral Agent, any Agent or their respective Affiliates, directors, employees, attorneys, agents or sub-agents for any indirect, consequential, special or punitive damages in connection with or as a result of the Borrower’s or its Affiliates’, directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein.

(d) All amounts due under this Section 9.3 shall be payable by the Borrower promptly following demand therefor.

(e) The Borrower also agrees that the Administrative Agent shall have no liability to the Borrower or any Person asserting claims on behalf of or in right of the Borrower or any other Person for failure to monitor compliance with any provisions of this Agreement with respect to Disqualified Lenders.

9.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder. To the extent that any payment by or on behalf of the Borrower is made to any Lender, or such Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.5 Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 9.5(b) and 9.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; provided that Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any other Credit Document to cure any ambiguity, omission, defect or inconsistency (as reasonably determined by the Administrative Agent), so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or the Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Requisite Lenders stating that the Requisite Lenders object to such amendment; provided, further, that notwithstanding anything to the contrary herein, upon the announcement (whether by the Issuer or any relevant third party and whether or not subsequently amended) of any event or condition that, if completed, is reasonably likely to lead to a Potential Adjustment Event (as commercially reasonably determined by the Calculation Agent), and without duplication of any adjustment pursuant to Section 1.2, the Calculation Agent may (following non-binding consultation with Borrower for up to one Business Day (or such longer period of time as determined by the Calculation Agent); provided that, no such consultation shall be required unless, other than in the case of any Potential Adjustment Event specified in clauses (vi), (viii) (but only to the extent that the event or conditions described in clause (viii) is not within the Issuer’s or Parent’s control) or (ix)(A)of the definition thereof, at least one Business Day prior to the relevant announcement, the Borrower shall have notified the Calculation Agent in reasonable detail of the anticipated terms of the relevant Potential Adjustment Event and repeated to the Calculation Agent in writing its representation and warranty in Section 4.19) (a) make corresponding adjustments to one or more of the material terms of this Agreement as the Calculation Agent determines necessary to preserve for the Lenders the fair value of such material terms (including, for the avoidance of doubt, if the Calculation Agent so determines necessary, an acceleration of the Loan Maturity Date with respect to all or any portion of the Loans with at least one Business Day’s prior notice to Borrower) and/or, in the case of an MFN Transaction Event, incorporate into this Agreement any term of the relevant Stock-Based Financing Transaction, and (b) determine the effective date(s) of the adjustment(s) (taking into account, among other factors, liquidity relative to the Class A Shares, Class B Shares and/or Class B Units and Transfer Restrictions relative to the Pledged Shares or Pledged Units, or Class A Shares issuable upon exchange thereof, in each case, prior to giving effect to the relevant event). If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result such Potential Adjustment Event shall be deemed to give rise to a Material Adverse Effect. Any such adjustments pursuant to clause (ii) of the immediately preceding second proviso shall be binding on all parties to the Credit Documents and all such parties shall enter into such documentation required to reflect such adjustments. Upon receipt of written request from Borrower following any calculation or determination made by Calculation Agent under clause (ii) of the immediately preceding second proviso, Calculation Agent shall, with reasonable promptness, provide Borrower with a written explanation describing in reasonable detail such calculation or determination (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing Calculation Agent’s proprietary models or other information that may be proprietary or confidential).

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6) or any fee or any premium payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 9.5(b), Section 9.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”;

(viii) release all or substantially all of the Collateral except as expressly provided in the Credit Documents including in connection with the exercise of any remedy or enforcement action against the Collateral;

(ix) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document;

(x) increase the Margin Initial Level, Margin Release Trigger, Margin Reset Level or Margin Trigger Level (in each case, including any increase as a result of any change to any Issuer ADTV and/or Issuer Free Float threshold specified in the definitions thereof) or any change to the timing and other provisions relating to the posting of margin, a decrease in the Market Value Trigger, a decrease in any Issuer ADTV threshold or a decrease in any Issuer Free Float threshold;

(xi) a change or waiver of any provisions relating to (including any provisions referred to for purposes of determining) the Acquisition Percentage, the Applicable Prepayment Premium, any Borrower Change of Control, the Exchange (it being understood the Exchange may change pursuant to the definition thereof), the Exchange Restrictions, the Existing Class A Share Restrictions, the Existing Class B Share Restrictions, the Existing Class B Unit Restrictions, the Existing IDR Restrictions, the Common Stock Price, any Issuer Extraordinary Event or Parent Extraordinary Event, the Issuer Change of Control Percentage, the Issuer Default Threshold, the Issuer Tender Offer Percentage, the Issuer Trading Suspension Threshold, the Market Trading Suspension Threshold, the Merger Percentage, any Ordinary Cash Dividend, the Parent Change of Control Percentage, the Parent Default Threshold, any Debt Purchase Transaction, the Eligible Equity Market Value, the Eligible Class A Shares, the Eligible Class B Shares, the Eligible Class B Units, the Eligible IDRs, the Eligible Non-Share Collateral, the Issuer Free Float, any Issuer ADTV Event, the Loan to Value Percentage, any Margin Cash Collateral, any Potential Adjustment Event, any Stock-Based Financing Transaction, any Stock Disposal Transaction, any Restricted Payment, any Swap Contract, the Upfront Fee Percentage, any Purchaser Representations, the Applicable

Margin, the Total Outstandings or any Transfer Restrictions (including, in each case, any defined term referred to (x) in the definitions thereof or (y) in any such defined term referred to in the definitions thereof); or

(xii) a change or waiver of any of Section 2.8, Section 2.9, Article 5, Article 6 or Article 7;

provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment, change or waiver described in clause (vi), (vii), (viii), (ix), (x), (xi) or (xii) and this clause (b) will not limit any adjustment by the Calculation Agent pursuant to clause (ii) of the proviso to Section 9.5(a) above.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by the Borrower therefrom, shall amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrower, on the Borrower.

9.6 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. None of the Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrower without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders and other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. The Borrower, the Agents and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 9.6(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments) to any Eligible Assignee upon the giving of notice to the Borrower and the Administrative Agent; provided that each such assignment pursuant to this Section 9.6(c) shall be in an aggregate amount of not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Loan with respect to the assignment of the Loans).

(d) Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.14(f), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to the Initial Lenders or any Affiliate thereof or (z) in the case of an Eligible Assignee that is already a Lender or is an Affiliate of a Lender or an Approved Fund).

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 9.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 9.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights that survive the termination hereof under Section 9.9) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person that has made the Purchaser Representation (other than the Borrower or any of its Affiliates, any Defaulting Lender or any Disqualified Lender) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 9.6(g) shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to the Commitments, Loans or other Obligations (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or other Obligations under the Credit Documents) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by any applicable law, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with such Lender’s consent in its sole discretion and except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii) The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.12(b), 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements of Section 2.14(f) (it being understood that such participant will supply any required tax documentation or information under Section 2.14 to the participating Lender and not to the Administrative Agent or the Borrower)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Sections 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless any such greater amount relates to any Indemnified Tax resulting from a change in law after such participant acquired the participation or the sale of the participation to such participant is made with the Borrower’s prior written consent and (y) a participant shall not be entitled to the benefits of Section 2.14 unless such participant agrees, for the benefit of the Borrower, to comply with Section 2.15 and 2.16 as though it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided further that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.4 as though it were a Lender, provided such participant agrees to be subject to Section 2.11 as though it were a Lender.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 9.6 any Lender may assign, pledge and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i) Additional Provisions Applicable to Certain Eligible Assignees. Notwithstanding any provision to the contrary herein or in the documents contemplated hereby, if any Eligible Assignee is a “foreign broker or dealer” (as such term is defined in Rule 15a-6 under the Exchange Act), such Eligible Assignee will effect any securities transactions in connection with the Loans (or any portion thereof) assigned to it hereunder, and engage in any communications with Borrower related thereto (including, but not limited to, the issuance of any demands or notices relating to the posting of additional Collateral), with or through an SEC-registered broker-dealer to the extent required by Exchange Act Rule 15a-6.

9.7 No Third Party Beneficiaries. In performing hereunder, the Agents are acting solely on behalf of the Borrower and the Lenders and no contractual or service relationship shall be deemed to be established hereby between the Agents and any other Person.

9.8 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

9.9 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Loan. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Borrower set forth in Sections 2.12(b), 2.13, 2.14, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in Sections 2.11, 8.3(b) and 8.6 shall survive the payment of the Loans and the termination hereof.

9.10 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

9.11 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12 Integration. This Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Credit Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Credit Document shall not be deemed a conflict with this Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

9.13 Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.14 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.15 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

9.16 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

9.17 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE BORROWER ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN

ANY STATE OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

9.18 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR

TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.19 Confidentiality. Each Agent and each Lender shall hold all Information confidential in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, Administrative Agent may disclose such Information to the Lenders, and each Agent and each Lender may make (i) disclosures of such Information to Affiliates of such Lender or Agent and to their respective agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such Information in connection with disclosures otherwise made in accordance with this Section 9.19) (provided that the Persons to whom such disclosure is made are advised of and agree to be bound by either the provisions of this Section 9.19 or other provisions at least as restrictive as this Section 9.19), (ii) disclosures of such Information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower or the Loans (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.19 or other provisions at least as restrictive as this Section 9.19), (iii) disclosures of Information that is publicly available, other than as a result of a violation of this Section 9.19, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document, (v) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, and (vi) disclosures required or requested by any governmental agency or representative thereof or pursuant to legal or judicial process; provided that, unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public Information prior to disclosure of such Information. For purposes of this Section, “Information” means all information received regarding the Borrower, the Loans, the Credit Documents and any transactions contemplated thereby or obtained by such Agent or such Lender pursuant to the requirements hereof or in connection with the transactions contemplated hereby; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. In addition, each Agent and each Lender may disclose the existence of this Agreement and the identity of the Borrower and the Parent, the amount of the Loans and other general descriptive information concerning the Loans to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all Persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the U.S. federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

9.20 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest that would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

9.21 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

9.22 PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower agrees to provide such information and take such actions as are reasonably requested by such Lender or Administrative Agent, as applicable, in order to assist such Lender or the Administrative Agent, as applicable, in maintaining compliance with its procedures, the Patriot Act and any other applicable Laws.

9.23 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.24 No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this Section, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

9.25 Conflicts. The parties acknowledge that (a) there is no hedging arrangement relating to any Loan between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand, (b) there is no understanding between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand regarding any hedging related to any Loan by any Lender or its Affiliates and (c) there is no arrangement or understanding for any Lender or its Affiliates to provide, and each Lender agrees not to provide and will use its reasonable best efforts to cause its Affiliates not to provide, the Borrower with any information regarding how, when or whether such Lender or its Affiliates hedges, or will hedge, any Loan; provided, that neither the Borrower nor any Affiliate of the Borrower will request such information from the Lender or any Affiliate of the Lender. The Borrower will not seek to control or influence how, when or whether Lender will make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3) under the Exchange Act) under any Loan entered into under this Credit Agreement, including any Lender’s decision to enter into any hedging transactions or to conduct foreclosure sales of any Class A Shares, Class B Shares, Class

B Units and/or IDRs. The Borrower acknowledges that: (i) during the term of any Loan, any Lender and its affiliates may buy or sell Class A Shares, Class B Shares, Class B Units and/or IDRs or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Loan; (ii) any Lender and its affiliates may also be active in the market for the Class A Shares, Class B Shares, Class B Units and/or IDRs other than in connection with any hedging activities in relation to any Loan; (iii) any Lender shall make its own determination as to whether, when or in what manner any hedging or market activities in Class A Shares, Class B Shares, Class B Units and/or IDRs or other securities shall be conducted and shall do so in a manner that it deems appropriate; and (iv) any market activities of any Lender and its affiliates with respect to the Class A Shares, Class B Shares, Class B Units and/or IDRs may affect the market price and volatility of the Class A Shares, Class B Shares, Class B Units and/or IDRs, as well as the Loan to Value Percentage, each in a manner that may be adverse to counterparty.

9.26 Bankruptcy Code. The parties hereto agree that, to the fullest extent permitted by applicable Law, this Agreement is a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code, qualifying for protection under Section 555 of the Bankruptcy Code; any cash, securities or other property provided as Collateral constitute “margin payments” as defined in Section 741(5) of the Bankruptcy Code and all payments for, under or in connection with this Agreement constitute “settlement payments” as defined in Section 741(8) of the Bankruptcy Code.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SUNE ML 1, LLC

By:	/s/ Brian Wuebbels
Name: Brian Wuebbels
Title: President

DEUTSCHE BANK AG, LONDON BRANCH,
as Administrative Agent and a Lender

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Attorney in Fact

By:	/s/ Andrew Yaeger
Name: Andrew Yaeger
Title: Managing Director

DEUTSCHE BANK AG, LONDON BRANCH,
as Calculation Agent

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Attorney in Fact

By:	/s/ Andrew Yaeger
Name: Andrew Yaeger
Title: Managing Director

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: Managing Director

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Kevin Woodruff
Name: Kevin Woodruff
Title: Managing Director

GOLDMAN SACHS LENDING PARTNERS LLC,
as a Lender

By:	/s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

MIHI LLC,
as a Lender

By:	/s/ J. Andrew Underwood
Name: J. Andrew Underwood
Title: Authorized Signatory

By:	/s/ Michael Boas
Name: Michael Boas
Title: Authorized Signatory

APPENDIX A

TO MARGIN LOAN AGREEMENT

Commitments

Lender	Commitment	Pro Rata Share
Deutsche Bank AG, London Branch	$107,625,000.00	26.25%
Barclays Bank plc	$102,500,000.00	25.00%
Morgan Stanley Bank, N.A.	$76,875,000.00	18.75%
Goldman Sachs Lending Partners LLC	$71,750,000.00	17.50%
MIHI LLC	$51,250,000.00	12.50%

Total Loan Commitments	$410,000,000.00	100%

APPENDIX A

APPENDIX B

TO MARGIN LOAN AGREEMENT

Notice Addresses

SUNE ML 1, LLC

SUNE ML 1, LLC

c/o SunEdison, Inc.

Attention: General Counsel

13736 Riverport Drive, Suite 180

Maryland Heights, Missouri 63043

Facsimile: (866)773-0791

Electronic Mail Address: pcook@sunedison.com

DEUTSCHE BANK AG, LONDON BRANCH,

as Calculation Agent

Deutsche Bank AG, London Branch

c/o Deutsche Bank AG, London Branch

60 Wall Street

New York, NY 10005

Attention: Andrew Yaeger

Telephone: +1 212 250 2717

Electronic Mail Address: andrew.yaeger@db.com

with copy to:

Deutsche Bank AG, London Branch

c/o Deutsche Bank AG, London Branch

60 Wall Street

New York, NY 10005

Attention: Andrew Clark

Telephone: + 212 250 5143

Electronic Mail Address: andrew-w.clark@db.com

Deutsche Bank AG, London Branch

c/o Deutsche Bank AG, London Branch

60 Wall Street

New York, NY 10005

Attention: Eric Natelson

Telephone: +1 212 250 7099

Electronic Mail Address: eric.natelson@db.com

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DEUTSCHE BANK AG, LONDON BRANCH,

as Administrative Agent and a Lender

Deutsche Bank AG, London Branch

c/o Deutsche Bank AG, London Branch

60 Wall Street

New York, NY 10005

Attention: Andrew Yaeger

Telephone: +1 212 250 2717

Electronic Mail Address: andrew.yaeger@db.com

with copy to:

Deutsche Bank AG, London Branch

c/o Deutsche Bank AG, London Branch

60 Wall Street

New York, NY 10005

Attention: Andrew Clark

Telephone: + 212 250 5143

Electronic Mail Address: andrew-w.clark@db.com

Deutsche Bank AG, London Branch

c/o Deutsche Bank AG, London Branch

60 Wall Street

New York, NY 10005

Attention: Eric Natelson

Telephone: +1 212 250 7099

Electronic Mail Address: eric.natelson@db.com

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BARCLAYS BANK PLC, as a Lender

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Paul Robinson, Managing Director, Equity Linked and Hybrid Solutions Group

Telephone: (+1) 212-526-0111

Facsimile: (+1) 917-522-0458

Electronic Mail Address: paul.robinson1@barclayscapital.com

4

MORGAN STANLEY BANK, N.A., as a Lender

Morgan Stanley Bank, N.A., as Lender

c/o Morgan Stanley Bank International Limited

25 Cabot Square, Canary Warf

London E14 4QA

United Kingdom

Attn: Szilvia Molnar / Balazs Muller

Telephone: +44 207 677 9806 / 6379

Szilvia.Molnar@morganstanley.com

Balazs.Muller@morganstanley.com

loanservicing@morganstanley.com

Ldnservicing@morganstanley.com

nycd-notices@morganstanley.com

usequitysolutions@morganstanley.com

Joel.Carter@morganstanley.com

Anthony.Cicia@morganstanley.com

Sebastian.Crapanzano@morganstanley.com

Joshua.Birbach@morganstanley.com

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GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

Goldman Sachs Lending Partners LLC

200 West Street

New York, NY 10282-2198

gs-ny-marginloans@gs.com with a copy to:

Simon Watson: simon.watson@gs.com; 212-902-2317

Jared Kramer: jared.kramer@gs.com; 212-902-3002

Bradley Diener: bradley.diener@gs.com; 212-357-8393

Shuang Yang: shuang.yang@gs.com; 212-902-2256

Tucker Cummings: tucker.cummings@gs.com; 1-801-884-4872

6

MIHI LLC, as a Lender

MIHI LLC

125 West 55th Street

New York, NY 10019

Attention: Michael Allison

Telephone: (212) 231-1000

Facsimile (212) 231-6607

E-mail: michael.allison@macquarie.com

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